                                                           Exhibit No. EX-99.p.8

WORKING@PUTNAM

Putnam's
Code of
Ethics

                                              [GRAPHIC OMITTED][GRAPHIC OMITTED]

Dear Putnam Employee,

Putnam's Code of Ethics is an essential component of the "fiduciary mindset" and of our  commitment to the  maintenance  of the highest  professional  standards.
Taking care of other people's money is a serious responsibility,  and we need to ensure that our clients'  interests  come first.  Firms with a strong  fiduciary culture are attractive to clients who are looking for superior money management, and Putnam's Code is designed to ensure that Putnam preserves that trust.

The rules reflected in the Code are good business practices and were not created simply to meet  regulatory  standards.  If,  from time to time,  the rules  seem burdensome,  I ask you to put  yourself  in the  place of our  shareholders  and clients,  who have  entrusted  us to manage their assets so that they may pursue the goals of saving for retirement or funding their children's education.

If you have any questions or concerns at any time,  however,  I encourage you to contact  one of the  members  of our  Code of  Ethics  staff  in the  Legal  and
Compliance Department.

[GRAPHIC OMITTED]
Ed Haldeman
President and Chief Executive Officer

      Rule 2: Personal Trading Assistant (PTA) System and

Section II -- Additional Special Rules for Personal

      Rule 1: Compliance with All Laws, Regulations, and

      Rule 5: Political Activities, Contributions,
      Solicitations, and Lobbying Policy......................................29
      Rule 6: Confidentiality of Putnam Business
      Information.............................................................30
      Rule 7: Positions Outside Putnam........................................30
      Rule 8: Role as Trustee or Fiduciary Outside of

      Rule 15: CFA Institute Code of Ethics and Standards

Appendix B -- Policy Statement Regarding Employee Trades in
Shares of Putnam Closed-End Funds.............................................53

Appendix C -- Contra-Trading Rule Clearance Form..............................54

Appendix D -- CFA Institute Code of Ethics and Standards of
Professional Conduct..........................................................55

Appendix E -- Inducement Policy for Putnam Investments
Limited (PIL) Employees.......................................................59

Code of Ethics Overview

This  overview of Putnam's  Code of Ethics is not intended to  substitute  for a
careful  reading  of  the  complete  document.   As  a  condition  of  continued
employment,  every Putnam employee is required to read,  understand,  and comply with all of the  provisions of the Code of Ethics.  Additionally,  employees are expected to comply with the policies and procedures  contained within the Putnam
Employee Handbook,  which is available online via Putnam's intranet home page at http://intranet.

It is the personal  responsibility of every Putnam employee to avoid any conduct that could create a conflict,  or even the  appearance  of a conflict,  with our fund  shareholders  or other clients,  or do anything that could damage or erode the trust our clients place in Putnam and its  employees.  This is the spirit of the Code of Ethics.  In accepting  employment at Putnam,  every employee accepts the absolute  obligation to comply with the letter and the spirit of the Code of
Ethics.  Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.

The  rules  of  the  Code  cover  activities,   including  personal   securities
transactions,  of Putnam  employees,  certain family  members of employees,  and entities (such as corporations,  trusts, or partnerships)  that employees may be deemed to control or influence.

Sanctions  will be imposed for  violations of the Code of Ethics.  Sanctions may include monetary fines, bans on personal trading, reductions in salary increases or bonuses,  disgorgement  of trading  profits,  suspension of  employment,  and termination of employment.  The proceeds  resulting from monetary sanctions will be given to a charity chosen by the Code of Ethics Officer.

Insider trading

Putnam  employees are forbidden to buy or sell any security  while either Putnam or the employee is in  possession  of material  non-public  information  (inside information)  concerning  the  security or the issuer.  A violation  of Putnam's insider trading policies may result in criminal and civil  penalties,  including imprisonment,  disgorgement of profits, and substantial fines. An employee aware of or in possession of inside information must report it immediately to the Code of  Ethics  Officer.  (See  Appendix  A:  Insider  Trading  Prohibitions  Policy
Statement.)

Conflicts of interest

The Code of Ethics  imposes limits on activities of Putnam  employees  where the activity may conflict with the interests of Putnam or its clients. These include limits on the  receipt and  solicitation  of gifts and on service as a fiduciary for a person  or  entity  outside  of  Putnam.  For  example,  Putnam  employees generally  may not accept gifts over $100 in total value in a calendar year from any entity,  or any  supplier of goods or services  to Putnam.  In  addition,  a
Putnam  employee may not serve as a director of any  corporation or other entity without prior approval of the Code of Ethics Officer.

Confidentiality

Information about Putnam clients and Putnam investment  activity and research is proprietary  and  confidential  and may not be  disclosed  or used by any Putnam employee outside Putnam without a valid business purpose.

Putnam mutual funds

All employees and certain family members are subject to a minimum 90-day holding period for shares in Putnam's  open-end mutual funds.  This restriction does not apply to  Putnam's  Stable  Value or  money  market  funds.  Except  in  limited circumstances,  all employees must hold Putnam  open-end fund shares in accounts at Putnam.  Portfolio managers and others with access to investment  information
("Access  Persons") are subject to a minimum one-year holding period for holding
Putnam open-end fund shares.

Personal securities trading
Putnam  employees may not buy or sell any security for their own account without clearing the proposed  transaction in advance.  Clearance is facilitated through the Personal Trading Assistant (PTA), the online pre-clearance system for equity securities,  and directly with the Code of Ethics Administrator for fixed-income securities and transactions in Putnam closed-end funds.  Certain  securities are exempted  from this  pre-clearance  requirement  (e.g.,  shares of open-end (not closed-end)  mutual  funds).  Putnam  employees may not buy any securities in an
initial  public  offering  or  in  a  private   placement,   except  in  limited
circumstances  when prior written  authorization is obtained.  Clearance must be obtained in advance,  between 9:00 a.m.  and 4:00 p.m.  Eastern Time (ET) on the day of the trade.  A clearance is valid only for the day it is obtained.  Putnam employees are strongly  discouraged from engaging in excessive trading for their personal  accounts.  Employees are prohibited from making more than 10 trades in individual securities each calendar quarter.

Short selling

Putnam employees are prohibited from short selling any security,  whether or not it is held in a Putnam client  portfolio,  although short selling  against broad market  indexes and "against the box" is permitted.  Note,  however,  that short selling "against the box" or otherwise  hedging an investment in shares of Power
Corporation of Canada, Power Financial  Corporation,  and Great-West Lifeco Inc.
stock is prohibited.

Confirmations of trading and periodic account statements
All Putnam  employees must have their brokers send copies of  confirmations  and
statements  of  personal   securities   transactions   to  the  Code  of  Ethics
Administrator.  This also applies to members of the  immediate  family who share the same  household  as the  employee or for whom the  employee  has  investment discretion.  Employees  must  contact  the Code of Ethics  Administrator  to (a)
obtain an authorization [407] letter, (b) provide  instructions to the broker in establishing  a  personal  brokerage  account,  and (c)  enter a broker  account profile into PTA.

Quarterly and annual reporting

Employees  will  be  notified  if  the  following   requirements   apply.   Upon
commencement  of employment  and  thereafter on an annual basis,  Access Persons must disclose in the PTA system all personal  securities holdings (even those to which  pre-clearance may not apply).  On a quarterly basis,  Access Persons must disclose all their securities  transactions in Personal Trading  Assistant (PTA)
within 15 days after the end of the quarter.

Personal securities transactions by Access Persons
and certain investment professionals

The  Code  imposes   several  special   restrictions   on  personal   securities
transactions by Access Persons and certain investment  professionals,  which are summarized as follows. (Refer to Section II for details):

o    90-Day  Short-Term Rule. No Access Person shall purchase and then sell at a profit,  or sell and then  repurchase  at a lower  price,  any  security or related derivative security, for example, options, within 90 calendar days.

o    7-Day Rule.  Before a portfolio  manager  places an order to buy a security for any  portfolio he manages,  he must sell from his personal  account any such security or related derivative security purchased within the preceding seven calendar days, and disgorge any profit from the sale.

o    Blackout  Rule.  No  portfolio  manager  may sell any  security  or related derivative  security for her personal  account  until seven  calendar  days after the most  recent  purchase  of that  security  or related  derivative security for any  portfolio she manages.  No portfolio  manager may buy any security or related  derivative  security  for her personal  account  until seven  calendar days after the most recent sale of that security or related derivative security by any portfolio she manages.

Analysts are also subject to the 7-Day and Blackout  rules in connection  with a recommendation to buy/outperform or sell/underperform a security.

o    Contra-Trading  Rule.  No  portfolio  manager may sell out of her  personal account any  security or related  derivative  security  that is held in any portfolio  she manages  unless she has received the written  approval of an appropriate CIO and the Code of Ethics Officer.

o    No  portfolio  manager  may cause a Putnam  client to take  action  for the manager's personal benefit.

Putnam's Code of Ethics

Putnam Investments is required by law to adopt a Code of Ethics. The purposes of the law are to  ensure  that  companies  and  their  employees  comply  with all applicable laws and to prevent abuses in the investment  advisory  business that can  arise  when  conflicts  of  interest  exist  between  the  employees  of an investment advisor and its clients.  By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence  reposed in us by  demonstrating  that at
Putnam,  client  interests  come  first.

The Code that follows represents a balancing of important interests.  On the one hand,  as a  registered  investment  advisor,  Putnam  owes a duty of  undivided loyalty to its clients,  and must avoid even the  appearance  of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account  where  conflicts do not exist or that are  immaterial  to investment decisions affecting Putnam clients.

When  conflicting  interests  cannot be  reconciled,  the Code makes clear that, first and foremost,  Putnam employees owe a fiduciary duty to Putnam clients. In most cases,  this means that the  affected  employee  will be required to forego
conflicting   personal  securities   transactions.   In  some  cases,   personal
investments  will be  permitted,  but only in a manner,  which,  because  of the circumstances  and  applicable  controls,  cannot  reasonably  be  perceived  as adversely  affecting Putnam client  portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.

The Code contains specific rules prohibiting defined types of conflicts. Because every potential  conflict cannot be anticipated,  the Code also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any  individual who is in doubt about the  applicability  of the Code in a given  situation  seeks a  determination  from the Code of  Ethics
Officer  about the  propriety  of the conduct in  advance.  The  procedures  for obtaining such a determination are described in Section VI of the Code.

It is critical that the Code be strictly  observed.  Not only will  adherence to the Code ensure that Putnam renders the best possible service to its clients, it will help to ensure  that no  individual  is liable for  violations  of law.

It should be emphasized that adherence to this policy is a fundamental condition
of  employment  at  Putnam.   Every  employee  is  expected  to  adhere  to  the
requirements  of this  Code of  Ethics  despite  any  inconvenience  that may be involved.  Any employee failing to do so may be subject to disciplinary  action, including  financial  penalties and termination of employment,  as determined by the Code of Ethics Officer, the Code of Ethics Oversight Committee, or the Chief
Executive Officer of Putnam Investments.

Definitions

The words below are  defined  specifically  for the purpose of Putnam's  Code of
Ethics.

Access Persons

Each employee will be informed if he or she is considered an Access Person.  The
Code of Ethics Officer  maintains a list of all Access  Persons,  categorized as follows:

o    All employees of Putnam's Investment Management Division

o    Employees  of  the  Operations  and  Administration   Division  within  the
     following specific groups and departments:

     o    Fund Administration Group

     o    Global Operations Strategy Group

     o    Fund Accounting Oversight Group

     o    Custody Oversight Group

     o    Alternative  Investments Department (in the Global Client Operations &
          Services Group)

o    All employees in the Market Data Services Group

o    Senior Managing Directors and Managing Directors in:

     o    Mutual Fund Shareholder Services Group

     o    Fund Accounting Oversight & Control Group

     o    Global Client Operations, Services & Custody Group

     o    Global Distribution and Marketing Division

     o    Corporate Development & Global Distribution Services Division

o    All members of Putnam's Executive Board

o    All directors and employees of Putnam  Investments  Limited (PIL) and those based in Europe

o    All directors and officers of a registered  investment  advisor  affiliate,
     e.g.,  Putnam  Investment  Management,  LLC (PIM),  or The Putnam  Advisory
     Company, LLC (PAC)

o    All employees who have access to My Putnam (unless access is limited to the
     Wall Street Journal via Factiva)

o    Employees  who have  systems  access to  non-public  information  about any client's  purchase  or  sale  of  securities  or to  information  regarding recommendations with respect to such purchases or sales

o    Employees who have access to non-public information regarding the portfolio holdings of any Putnam-advised or sub-advised mutual fund

o    Others as defined by the Legal and Compliance Department

Closed-end fund A fund with a fixed number of shares outstanding,  and that does not redeem shares the way a typical mutual fund does. Closed-end funds typically trade like stocks on exchange.

Code of Ethics Administrator   The  individual  designated by the Code of Ethics
Officer to assume responsibility for day-to-day, nondiscretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be
reached at extension 11104.

Code  of  Ethics Officer    The  Putnam   officer  who  has  been  assigned  the
responsibility  of  enforcing  and  interpreting  this Code.  The Code of Ethics
Officer  shall be the  Chief  Compliance  Officer  or such  other  person  as is designated by the Chief Executive Officer of Putnam Investments.  If the Code of
Ethics  Officer is  unavailable,  the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Bob Leveille. The Deputy Code of Ethics
Officer is Kathleen  Griffin.

Code  of  Ethics  Oversight  Committee     Has  oversight   responsibility   for
administering the Code of Ethics. Members include the Code of Ethics Officer and other  members of Putnam's  senior  management  approved by the Chief  Executive
Officer of Putnam.

Discretionary  Account An account for which the holder gives  his/her  broker or investment  advisor (but not an immediate family member)  complete  authority to make  management  decisions to buy and sell securities  (also called  controlled account or managed account).

Exchange-Traded Fund (ETF) A fund that tracks an index, but can be traded like a stock. ETFs always bundle together the securities that are in an index. Examples include (but are not limited to): SPDRs, WEBs, QQQQs,  iShares, and HLDRs.

NOTE:

Excluded  from   pre-clearance   but  not  from  reporting   requirements   are:
exchange-traded index funds (ETFs) containing a portfolio of securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQQs, iShares, and HLDRs), and any option on a broad-based  market  index or an  exchange-traded  futures  contract  or option.
Country  funds,  as well as  other  funds  that are not  tied to an  index,  are considered  closed-end  funds and are  subject to  pre-clearance  and  reporting requirements.  (See Section I.A,  Rule 1:  Pre-clearance  Requirements  for more information.)

Immediate family   Spouse, domestic partner, minor children,  or other relatives living in the same  household  as the Putnam  employee.  All  pre-clearance  and reporting rules apply to "immediate family members."

Narrow-based  derivative  A  future,  swap,  put  or  call  option,  or  similar derivative  instrument  whose return is determined by reference to fewer than 25 underlying issuers.  Single stock futures and ETFs based on less than 25 issuers are included.

Personal  Trading  Assistant  (PTA) The Personal  Trading  Assistant (PTA) is an
Internet   application   designed  for  employees  to  manage  personal  trading
activities, such as pre-clearance,  reporting, and certifications, in accordance with regulatory requirements and Putnam's Code of Ethics.

Policy statements The Insider Trading  Prohibitions Policy Statement is attached to the Code as Appendix A and the Policy Statement  Regarding Employee Trades in
Shares of Putnam Closed-End Funds is attached to the Code as Appendix B.

Private  placement  Any offering of a security not offered to the public and not requiring registration with the relevant securities authorities.

Purchase or sale of a security   Any acquisition  or transfer of any interest in
the security for direct or indirect consideration;  this includes the writing of an option. This definition includes any transfer of a security by an employee as a gift to an individual or a charity.

Putnam   Any or all of Putnam  Investments, LLC and its subsidiaries, any one of which shall be a Putnam company.

Putnam client Any of the Putnam mutual funds,  or any advisor,  trust,  or other client for whom Putnam manages money.

Putnam employee (or employee) Any employee of Putnam.

Restricted list The list established in accordance with Rule 1 of Section I.A.

Security  The  following  instruments  are defined as  "securities"  and require pre-clearance:

o    Any type or class of equity or debt security,  e.g., corporate or municipal bonds

o    Any  rights  relating  to a  security,  such as  warrants  and  convertible securities

o    Closed-end funds

o    Any  narrow-based  derivative,  e.g.,  a put or  call  option  on a  single security

Pre-clearance and reporting is not required (unless otherwise noted) for:

o    Open-end mutual funds

o    Currencies,  Treasuries  (T-bills),  and direct and indirect obligations of the U.S. government and its agencies

o    Direct and indirect  obligations of any member country in the  Organization
     for  Economic  Co-Operation  and  Development  (OECD),   commercial  paper,
     certificates of deposit (CDs), repurchase agreements, bankers' acceptances, and other money market instruments

Short  selling The sale of a security that the investor does not own in order to take advantage of an anticipated decline in the price of the security.  In order to sell short, the investor must borrow the security from his broker in order to make delivery to the buyer.

Short selling against the box A short sale where the investor owns the security, but does not want to use the shares for  delivery,  so he borrows  them from the brokerage firm.

Transaction for a personal account Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate  family  member is a general  partner or a partner with  investment discretion;  (d) for the  account  of a trust  in  which a  Putnam  employee  or immediate  family member is a trustee with  investment  discretion;  (e) for the account of a closely held  corporation  in which a Putnam  employee or immediate family member holds shares and for which he has investment discretion;  and (f )
for any account other than a Putnam client  account,  which receives  investment advice of any sort from the employee or immediate family member,  or as to which the employee or  immediate  family  member has  investment  discretion.

Rule of  construction  regarding  time  periods  Unless  the  context  indicates
otherwise,   time  periods  used  in  the  Code  of  Ethics  shall  be  measured inclusively, i.e., beginning on the date from which the measurement is made.

EXCEPTIONS
Unless the  context  indicates  otherwise,  there will be no  exceptions  to the rules.

Section I -- Personal Securities Rules for All Employees

A. Pre-clearance

Rule 1: Pre-clearance Requirements
Pre-clearance is required for the following securities:

o    Any type or class of  equity  or debt  security,  including  corporate  and municipal bonds

o    Stock of Power  Corporation of Canada,  Power  Financial  Corporation,  and
     Great-West Lifeco Inc.

o    Any  rights  relating  to a  security,  such as  warrants  and  convertible securities

o    Closed-end funds - including  Putnam  closed-end  funds.  Country funds, as well  as  other  funds  that  are  not  tied to an  index,  are  considered
     closed-end   funds  and  are  subject  to   pre-clearance   and   reporting
     requirements,  e.g.,  India Fund (IFN),  Morgan  Stanley  Asia Pacific Fund
     (APF), and Central Europe and Russia Fund (CEE).  Certain  closed-end funds that  sometimes are referred to as closed-end  ETFs,  such as Western Asset
     Emerging  (ESD) or Eaton  Vance  Muni  Trust  (EVN),  are also  subject  to pre-clearance and reporting requirements.

o    Any  narrow-based  derivative,  e.g.,  a put or  call  option  on a  single security

o    Any security donated as a gift to an individual or a charity

o    Marsh & McLennan (MMC) securities

Pre-clearance is not required for:

o    Open-end mutual funds

o    Currencies,  Treasuries  (T-bills),  and direct and indirect obligations of the U.S. government and its agencies

o    Direct  and  indirect  obligations  of any  member  of the  country  of the
     Organization for Economic  Co-Operation and Development (OECD),  commercial paper,  certificates  of deposit  (CDs),  repurchase  agreements,  bankers'
     acceptances, and other money market instruments

o    Application  for  a  loan  and/or   withdrawals  of  MMC  stock  from  your
     401(k)/Profit Sharing Plan

The following are excluded from pre-clearance but not from reporting requirements:

Exchange-traded  funds (ETFs) containing a portfolio of securities of 25 or more issuers (e.g.,  SPDRs,  WEBs, QQQQs,  iShares,  and HLDRs),  and any option on a broad-based  market  index or an  exchange-traded  futures  contract  or  option thereon.

Rule 2: Personal Trading Assistant (PTA) System and Restricted List

No Putnam employee shall purchase or sell for his personal  account any security requiring  pre-clearance  under Rule 1 without prior clearance  obtained through procedures  set  forth by the Code of  Ethics  Officer.  Equity  securities  are pre-cleared through the PTA pre-clearance system (on Putnam's intranet home page at http://intranet).  Fixed-income securities must be pre-cleared by calling the
Code of Ethics  Administrator.  There are  special  rules for trading in Putnam  closed-end  funds.  (See  Appendix B.) Subject to the limited exceptions  below, no clearance will be granted for securities  appearing on the
Restricted  List.  Securities  will  be  placed  on the  Restricted  List in the following circumstances:

(a) When  orders to  purchase or sell such  security  have been  entered for any
Putnam client or the security is being actively  considered for purchase for any
Putnam client, unless the security is a non-convertible  investment-grade (rated at least BBB by S&P or Baa by Moody's) fixed-income investment;

(b) When such a security is a voting  security of a corporation  in the banking, savings and loan, insurance, communications,  public utilities, or gaming (i.e., casinos)  industries,  if holdings of Putnam clients in that corporation  exceed
7%;

(c) When,  in the judgment of the Code of Ethics  Officer,  other  circumstances warrant  restricting  personal  transactions of Putnam employees in a particular security; and

(d)  When  required  under  the  Policy  Statement  Concerning  Insider  Trading
Prohibitions. (See Appendix A.)

IMPLEMENTATION

An employee  wishing to trade any equity  securities  for his  personal  account shall first  obtain  clearance  through the  Personal  Trading  Assistant  (PTA)
system.  The system may be accessed  online via Putnam's  intranet  home page at http://intranet.  Employees may pre-clear  securities between 9:00 a.m. and 4:00
p.m. ET. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics  Administrator before 9:00 a.m. or after 4:00 p.m. ET.

Pre-clearance  must be made by calling  the Code of Ethics  Administrator  for a
fixed-income    investment    (municipal   and   corporate   bonds,    including
non-convertible investment-grade bonds rated BBB by S&P or Baa by Moody's).

The PTA system will inform the  employee  whether the security may be traded and whether  trading in the  security is only  eligible  up to the limits  under the
"Large-/Mid-Cap  Exemption."  The  response  of the  pre-clearance  system as to whether a security  appears on the  Restricted  List and,  if so,  whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in
Section VI, regarding the request to trade a particular security.

A clearance is only valid for trading on the day it is  obtained.  Trades in any security by  employees  in Asian or European  offices of Putnam or trades by any employee in securities listed on Asian or European stock exchanges, however, may be executed within one business day after pre-clearance is obtained.

If a security is not on the Restricted  List, other classes of securities of the same issuer  (e.g.,  preferred  or  convertible  preferred  stock) may be on the
Restricted  List.  It  is  the  employee's   responsibility   to  identify  with
particularity the class of securities for which permission is being sought for a personal investment.

If the PTA system does not recognize a security,  or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the  employee may consult the Code of Ethics  Administrator.  The Code of Ethics
Administrator  shall not have authority to answer any questions about a security other than  whether  trading is  permitted.  The  response of the Code of Ethics
Administrator  as to whether a security  appears on the Restricted  List and, if so,  whether it is eligible for any  applicable  exceptions set forth after this
Rule shall be final,  unless the employee appeals to the Code of Ethics Officer, using the  procedure  described in Section VI,  regarding the request to trade a particular security.

                                       10

EXCEPTIONS

A. Large-/Mid-Cap  Exemption.  If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization  (defined as outstanding  shares  multiplied  by current price per share) of over $2 billion, then upon clearance approval,  the Putnam employee may not trade more than 1,000 shares of the security for the day.

B.  Pre-clearing   Transactions  Effected  by  Share  Subscription.   Trades  of
securities  made by  subscription  rather  than on an  exchange  are  limited to issuers having a market  capitalization of $2 billion or more and are subject to the 1,000 share limit. The following are procedures to comply with Rules 1 and 2 when effecting a purchase or sale of shares by subscription:

o    The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the  subscription.  The  employee  must  contact the Code of Ethics
     Administrator  at the time of  pre-clearance  and will be told  whether the purchase  is  permitted  (in the  case of a  corporation  having  a  market capitalization  of $2 billion or more) or not  permitted  (in the case of a smaller capitalization issuer).

o    The subscription for any purchase or sale of shares must be reported on the
     Access Person's quarterly personal securities  transaction  report,  noting the trade was accomplished by subscription.

o    Because  no brokers  are  involved  in the  transaction,  the  confirmation requirement  will be waived  for these  transactions,  although  the Putnam employee  must  provide  the  Legal  and  Compliance  Department  with  any transaction summaries or statements sent by the issuer.

C. Trades in Approved  Discretionary  Brokerage Accounts. A transaction does not need to be  pre-cleared  if it takes place in an account that the Code of Ethics
Officer has  approved in writing as exempt  from the  pre-clearance  requirement prior to establishing the account.  In the sole discretion of the Code of Ethics
Officer,  accounts that will be considered for exclusion from the  pre-clearance requirement  are  only  those  for  which an  employee's  securities  broker  or investment advisor has complete discretion (a discretionary account).

Employees  wishing to seek such an exemption must send a written  request to the
Code of Ethics Administrator and meet the following conditions: (i) the employee certifies  annually  in writing  that the  employee  has no  influence  over the transactions in the  discretionary  account and is not aware of the transactions in the  discretionary  account  prior to their  execution;  (ii) the  broker  or investment  advisor  certifies  annually  in writing  that the  employee  has no influence over the transactions in the discretionary account and is not aware of the  transactions in the  discretionary  account prior to their  execution;  and
(iii) each calendar  quarter,  the broker or investment  advisor sends  Putnam's
Code  of  Ethics  Administrator  copies  of  each  quarterly  statement  for the discretionary account.

COMMENTS

o    Pre-clearance.  Subpart (a) of Rule 2 is designed to avoid the  conflict of interest that might occur when an employee trades for his personal  account a security  that  currently is being traded or is likely to be traded for a
     Putnam client.  Such conflicts  arise,  for example,  when the trades of an employee might have an impact on the price or  availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee.  Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.

                                       11

o    Regulatory  Limits.  Owing to a variety of federal statutes and regulations in  the  banking,  savings  and  loan,  insurance,  communications,  public utilities,  and gaming  industries,  it is critical that accounts of Putnam clients do not hold more than 7% of the voting  securities of any issuer in those  industries.  Subpart  (b) of this rule  limits  employees'  personal trades  to sales of  shares  in these  areas  because  of the risk that the personal  holdings  of  Putnam  employees  may be  aggregated  with  Putnam holdings. Putnam's so-called 7% rule will allow the regulatory limits to be observed.

o    Options.  For the  purposes  of this Code,  options  are  treated  like the underlying security.  Thus, an employee may not purchase,  sell, or "write"
     option  contracts  for a  security  that  is on the  Restricted  List.  The automatic  exercise or assignment  of an options  contract (the purchase or
     writing  of  which  was  previously   pre-cleared)  does  not  have  to  be
     pre-cleared.  Note,  however,  that  the  purchase  or sale  of  securities obtained through the exercise of options must be pre-cleared.

o    Involuntary Transactions.  Involuntary personal securities transactions are exempted from the Code. Special attention should be paid to this exemption.
     (See Section I.D.)

o    Tender  Offers.  This Rule does not  prohibit  an employee  from  tendering securities  from his  personal  account in  response  to any and all tender offers, even if Putnam clients are also tendering securities.  If tendering a security  in  response  to a "partial  tender  offer," an  employee  must pre-clear the trade on the day she submits  instructions to her broker, and she will be prohibited  from trading if Putnam  clients are also  tendering the same security.

o    Gifts of Securities.  Pre-clearance is required for securities donated as a gift  to a  charitable  organization  or to an  individual.  Employees  are required to provide a gift  transfer  certificate  of the  transaction  (if produced)  to the  Code of  Ethics  Administrator  along  with  an  account statement reflecting the gift transaction. Employees who receive a security gift must report the gift to the Code of Ethics Administrator who will make the necessary  adjustments in PTA.  Access Persons must enter the gift as a security holding in PTA and report in their Annual Holdings Report.

Rule 3: Marsh & McLennan (MMC) securities

All  employees  trading  MMC  securities  must  pre-clear  the trades in the PTA system. MMC securities include stock,  options, and any other securities such as debt.  Sales out of the MMC Employee Stock Purchase Plan and transactions in all
Putnam and MMC employee benefit and bonus plans, i.e., rebalancing or exchanging out of the 401(k)/Profit Sharing/Bonus Plan, are included in this requirement.

Pre-clearance of MMC is required when, for example, you:

o    Sell MMC out of the Stock Purchase Plan

o    Exchange MMC shares out of your 401(k)/Profit Sharing/Bonus Plan

o    Rebalance  your Putnam fund  choices,  which  results in a sale of MMC from your 401(k)/Profit Sharing/Bonus Plan

o    Trade in MMC securities in other accounts held outside Putnam Investments

Pre-clearance  is not required when you apply for a loan and/or make withdrawals of the

                                       12

stock from your 401(k)/Profit Sharing Plan.

COMMENTS

All  transactions  of MMC require  pre-clearance  in PTA before you contact Citi
Smith Barney to sell shares out of your Stock Purchase Plan. Also, if MMC is one of your  choices  in the  401(k)/Profit  Sharing  Plan,  all  exchanges  must be cleared.  Even though  clearance is not required for Putnam mutual funds, if you do not wish to include MMC shares  when  rebalancing  any of your fund  choices, which will result in an automatic exchange of your MMC shares, you must remember to exclude MMC shares prior to  submitting  your  changes.  If you are investing online,  check the box to exclude MMC; or if you are investing by telephone with a Putnam  representative,  ask to  exclude  MMC  before  rebalancing  the funds.
Additional MMC-related policies:

o    Transactions in MMC securities that are held in Putnam's internal plans are not subject to the 90-Day  Short-Term  Rule  (applicable  to Access Persons only) or to the holding periods that apply to Putnam mutual funds.

B. Prohibited Transactions

Rule 1: Short-Selling Prohibition

Putnam  employees  are  prohibited  from short selling any security in their own account,  whether  or not the  security  is held in a Putnam  client  portfolio.
Employees are prohibited  from hedging  investments  made in securities of Power
Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc.

EXCEPTION

Short  selling  against broad market  indexes (such as the Dow Jones  Industrial
Average,  the NASDAQ  Index,  and the S&P 100 and 500 indexes) and short selling against  the box are  permitted  (except  that  short  selling  shares  of Power
Corporation of Canada, Power Financial  Corporation,  and Great-West Lifeco Inc.
against the box is not permitted).

Rule 2: Initial Public Offerings Prohibition

No Putnam  employee shall  purchase any security for her personal  account in an initial public  offering.  Employees are also restricted from  participating  in
Initial Public Offerings via a Discretionary Account.

EXCEPTION

Pre-existing  Status  Exception.  A Putnam  employee shall not be barred by this
Rule or by Rule 2(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance  company when the  employee's  status as a  policyholder  or depositor entitles her to purchase securities on terms more favorable than those available to the general public,  in connection with the bank's  conversion from mutual or cooperative  form to stock form,  or the  insurance  company's  conversion  from mutual to stock form,  provided  that the employee has had the status  entitling her to purchase on  favorable  terms for at least two years.  This  exception is only available with respect to the value of bank deposits or insurance  policies that an employee owns before the  announcement  of the initial public  offering.
This  exception  does  not  apply,  however,  if  the  security  appears  on the
Restricted List in the  circumstances  set forth in subparts (b), (c), or (d) of
Section I.A., Rule 2.

                                       13

COMMENTS

o    The  purpose of this Rule is  twofold.  First,  it is designed to prevent a conflict of interest  between Putnam employees and Putnam clients who might be in competition  for the same  securities in a limited  public  offering.
     Second, the Rule is designed to prevent Putnam employees from being subject to undue  influence as a result of receiving  favors in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.

o    Purchases of securities in the immediate  after-market of an initial public offering are not prohibited,  provided they do not constitute violations of other provisions of the Code of Ethics.  For example,  participation in the immediate  after-market  as  a  result  of a  special  allocation  from  an underwriting  group would be prohibited by Section III, Rule 3,  concerning gifts and other favors.

o    Public  offerings  subsequent to initial public offerings are not deemed to create the same  potential for  competition  between  Putnam  employees and
     Putnam clients because of the pre-existence of a market for the securities.

Rule 3: Private Placement Pre-approval Requirements

No Putnam  employee  shall  purchase any security for his personal  account in a limited private offering or private placement without prior approval of the Code of Ethics  Officer.  Privately  placed  limited  partnerships  and funds such as private equity or hedge funds are specifically included in this Rule.

COMMENTS

o    The purpose of this Rule is to prevent a Putnam  employee from investing in securities for his own account  pursuant to a limited private offering that could compete with or  disadvantage  Putnam  clients,  and to eliminate any incentives Putnam employees might have to favor those who can affect access to limited offerings.

o    Exemptions  to the  prohibition  will  generally  not be granted  where the proposed  investment  relates  directly or indirectly to  investments  by a
     Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter,  placement agent, promoter, fellow investors, and  affiliates  of the  foregoing)  have any  prior or  existing  business relationship with Putnam or a Putnam employee, or where the Putnam employee believes  that  such  individuals  may  expect  to have a  future  business relationship with Putnam or a Putnam employee.

o    An  exemption  may be  granted,  subject  to  reviewing  all the  facts and circumstances, for investments in:

     (a)  Pooled  investment  funds,  including  hedge  funds,  subject  to  the condition that an employee investing in a pooled investment fund would have no involvement in the  activities or  decision-making  process of the fund except for financial  reports made in the ordinary  course of the fund's business,  and subject to the condition that the hedge fund does not invest significantly in registered investment companies.

     (b)  Private  placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.

o    Employees  who apply for an  exemption  will be expected to disclose to the
     Code of Ethics Officer in writing all facts and  relationships  relating to the proposed investment.

                                       14

o    Applications  to invest in private  placements will be reviewed by the Code of Ethics Oversight  Committee.  This review will take into account,  among other factors, the considerations described in the preceding comments.

Rule 4: Trading with Material Non-public Information

No Putnam employee shall purchase or sell any security for her personal  account or for any Putnam client  account  while in  possession  of material  non-public information  concerning  the  security  or the issuer.  Please read  Appendix A,
Policy Statement Concerning Insider Trading Prohibitions.

Rule 5: No Personal Trading with Client Portfolios

No Putnam employee shall purchase from or sell to a Putnam client any securities or  other  property  for  his  personal  account,  nor  engage  in any  personal transaction  to which a Putnam  client  is known to be a party,  or in which the transaction may have a significant  relationship to any action taken by a Putnam client.

IMPLEMENTATION

It is the  responsibility  of every Putnam employee to make inquiry prior to any personal  transaction in order to satisfy himself that the  requirements of this
Rule have been met.

COMMENT

This Rule is required by federal  law.  It does not  prohibit a Putnam  employee from  purchasing any shares of an open-end  Putnam fund. The policy with respect to employee trading in Putnam closed-end funds is attached as Appendix B.

Rule 6: Holding Putnam Mutual Fund Shares

Putnam  employees may not hold shares of Putnam open-end U.S. mutual funds other than through accounts maintained at Putnam. Employees placing purchase orders in shares of Putnam  open-end  funds must place such orders  through Putnam and not through  an  outside  broker  or  other  intermediary.  Employees  redeeming  or exchanging  shares of Putnam  open-end  funds must place  those  orders  through
Putnam and not through an outside  broker or other  intermediary.  For  transfer instructions, contact a Putnam Preferred Client Services (PCS) representative at
1-800-634-1590.

REMINDER
For purposes of this Rule, "employee" includes:

o    Members of the  immediate  family of a Putnam  employee  who share the same household  as the employee or for whom the Putnam  employee has  investment discretion (family member);

o    Any trust in which a Putnam  employee  or family  member is a trustee  with investment  discretion  and in which  such  Putnam  employee  or any family members are collectively beneficiaries;

o    Any closely held entity (such as a partnership,  limited liability company, or  corporation)  in which a Putnam  employee and his or her family members hold a controlling  interest and with respect to which they have investment discretion; and

o    Any account (including any retirement,  pension, deferred compensation,  or similar  account)  in  which a  Putnam  employee  or  family  member  has a substantial  economic

                                       15

     interest  and over which the Putnam  employee  or family  member  exercises investment discretion.

COMMENTS
These requirements also apply to:

o    Self-directed IRA accounts holding Putnam fund shares;

o    Variable   annuities   and   variable   insurance   contracts,    such   as
     Putnam/Hartford  Manager, that invest in Putnam Variable Trusts.  Employees must  designate  Putnam  Retail  Management as the broker of record for all such accounts.

NOTE:

Employees  are required to seek  permission  from the Code of Ethics  Officer to hold Putnam funds in variable trusts outside of Putnam.

EXCEPTION

Retirement,  pension, deferred compensation, and similar accounts that cannot be legally transferred to Putnam are not subject to the requirement. For example, a spouse  of a Putnam  employee  may have a  401(k)/Profit  Sharing  Plan with her employer  that  invests in Putnam  funds.  Employees  may also hold Putnam money market funds at Mercer Securities.  Any employee who continues to hold shares in open-end  Putnam funds outside of Putnam must notify the Code of Ethics  Officer in writing of the account information, provide the reason why the account cannot be transferred to Putnam, and arrange for a quarterly  statement of transactions in such account to be sent to the Code of Ethics Administrator.

Rule 7: Putnam Mutual Fund Employee Restrictions

(a)  Employees  (defined in Rule 6) may not,  within a  90-calendar  day period, make a purchase  followed  by a sale or a sale  followed  by a purchase  of shares of the same open-end  Putnam mutual fund,  even if the  transactions occur in different accounts.

(b)  Employees who are Access Persons may not, within a one-year period,  make a purchase  followed by a sale or a sale  followed by a purchase of shares of the same open-end  Putnam  mutual fund or of shares of any U.S.  registered mutual  fund to which  Putnam acts as advisor or  sub-advisor,  even if the transactions occur in different accounts.

(c)  All employees are required to link their immediate family members' accounts holding  Putnam  mutual funds to comply with the  disclosure  requirements.
     These accounts are also subject to the 90-day and one-year  rules.  To link these accounts,  log on to Putnam's intranet home page at  http://intranet, and  select  Employee  Essentials/Linked  Mutual  Fund  Accounts.  You  are
     required  to  confirm  the  information  and  will be  prompted  to add any accounts  that you or your family  members  have that should be linked,  or delink accounts that you or your family members have closed.

COMMENTS

This Rule applies to  transactions  by a Putnam  employee and family  members as defined  in the Code in any type of  account  including  retail,  IRA,  variable annuity,  and 401(k)/Profit  Sharing Plan, as well as any deferred  compensation accounts,  and the  restrictions  apply  across all  accounts  maintained  by an employee and family members:

                                       16

o    An employee who buys shares of an open-end  Putnam mutual fund may not sell any shares of the same mutual fund until 90 calendar  days have passed,  or one year for Access Persons.

o    Example:  If an employee buys shares of a Putnam fund on Day 1 for a retail account and then sells (by exchange) shares of the same fund for his or her
     401(k)/Profit  Sharing  Plan  accounts on Day 85, the employee has violated the rule.

o    Similarly,  an employee who sells shares of an open-end  Putnam mutual fund may not buy any shares of the same mutual fund until 90 calendar  days have passed, or one year for Access Persons.

o    The purpose of these blackout period  restrictions is to prevent any market timing or the appearance of any market timing activity.

o    This Rule  applies  to  transactions  by a Putnam  employee  and his or her family  members as  defined  in the Code in any type of  account  including retail,  IRA,  variable  annuity,  variable  insurance,  and  401(k)/Profit
     Sharing Plan, as well as any deferred compensation accounts.

o    The minimum  sanction for an initial  violation of the blackout period will be disgorgement of any profit made on the transaction. Additional sanctions may apply, including termination of employment.

EXCEPTIONS

A. The  restrictions  do not apply to  Putnam's  money  market  funds and Putnam
Stable Value Fund.

B. 401(k)/Profit  Sharing Plan Contributions and Payroll Deductions:  The 90-day
or one year  restriction  is not triggered by the initial  allocation of regular employee or employer contributions or forfeitures to an employee's account under the  terms of  Putnam  employee  benefit  plans  or a  Putnam  payroll-deduction direct-investment  program;  later  exchanges  of  these  contributions  will be subject to either the 90-day or one-year blackout period.

C.  Systematic  Programs:  The  restrictions do not apply with respect to shares sold or  acquired  as a result of  participation  in a  systematic  program  for
contributions,   withdrawals,  or  exchanges,   provided  that  an  election  to
participate in any such program and the  participation  dates of the program are not  changed  more  often  than  quarterly  after the  program is elected by the employee. Access Persons may elect a quarterly or semiannual rebalancing program although it may only be changed on an annual  basis.

D. Employee Benefit Plan Withdrawals and Distributions:  No restriction  applies with respect to shares sold for withdrawals,  loans, or distributions  under the terms of Putnam employee benefit plans.

E.  Dividends,   Distributions,   Mergers,  and  Share  Class  Conversions:   No
restriction  applies  with respect to the  acquisition  of shares as a result of reinvestment of dividends, distributions, mergers, conversions of share classes, or other similar  actions.  Subsequent  transactions  with respect to the shares will be covered.

F. College Savings Program:  Redemptions from an employee's  college savings 529 plan to pay for  qualified  educational  expenses  for  the  beneficiary  of the account (and  redemptions due to death or disability) are exempt from the 90-day
and  one-year  restrictions   applicable  to  Putnam  mutual  funds.   Qualified
redemptions include:

o    Tuition

                                       17

o    School fees
o    Books
o    Supplies and equipment required for enrollment
o    Room and board
o    Death
o    Disability

G. Special Situations:  In special situations as determined from time to time by
Putnam's Code of Ethics  Oversight  Committee,  exceptions may by granted to the blackout  periods as a result of death,  disability,  or  special  circumstances
(such as personal hardship).  Employees may request an exception by submitting a written request to the Code of Ethics Officer.

Rule 8: Special Orders

Good Until Canceled (GTC) Limit Orders are prohibited.

Any order not  executed  on the day of  pre-clearance  must be  resubmitted  for pre-clearance  before being  executed on a subsequent  day. "Good until canceled limit" orders are prohibited because of the potential failure to pre-clear.

EXCEPTION
Same-day limit orders are permitted.

Rule 9: Excessive Trading

Putnam employees are strongly discouraged from engaging in excessive trading for their  personal  accounts.  Employees  are  prohibited  from making more than 10 trades in individual  securities in any given  quarter.  For the purpose of this rule, an employee is prohibited  from engaging in more than a total of 10 trades in all  accounts the employee may hold  (including  those  accounts  held by his immediate family members), not 10 trades per individual account.

EXCEPTION

For the purpose of calculating the number of trades in any quarter,  trading the same security in the same direction (buy or sell) over a period of five business days will be counted as one transaction.

Trades in ETFs  containing  25 or more issuers and trades of MMC stock in Putnam internal plans are not counted towards the 10-trade limit.

COMMENT

Although a Putnam  employee's  excessive  trading  may not itself  constitute  a conflict of interest  with Putnam  clients,  Putnam  believes  that its clients'
confidence  in  Putnam  will be  enhanced  and that  the  likelihood  of  Putnam achieving  better  investment  skills results for its clients over the long term will be  increased  if Putnam  employees  rely on their  investment  skills,  as opposed to their trading skills in transactions for their own account. Moreover, excessive  trading by a Putnam  employee  for his or her own account  diverts an employee's  attention from the  responsibility of servicing Putnam clients,  and increases  the  possibilities  for  transactions  that are in actual or apparent conflict  with  Putnam  client  transactions.  Short-term  trading  is  strongly discouraged, and employees are encouraged to take a long-term view.

                                       18

Rule 10: Spread Betting

PIL  employees  may not enter into any spread  betting  contracts  on  financial instruments.

COMMENT

Spread betting  provides  exposure to the movement of an index or security price without  holding any form of  certificate.

This Rule guards  against the danger that a Putnam  employee may be in violation of the Code of Ethics by virtue of his spread betting transactions.  Please note that this  restriction  also applies to the spouse of a Putnam  employee and any relatives of a Putnam employee living in the same household as the employee,  as their transactions are covered by the Code of Ethics. (See page 6.)

C. Discouraged Transaction

Rule 1: Naked Options

Putnam  employees are strongly  discouraged  from engaging in writing  (selling)
naked  options  for their  personal  accounts.

Naked option transactions are particularly dangerous,  because a Putnam employee may be prevented by the  restrictions  in this Code of Ethics from  covering the naked option at the  appropriate  time.  All  employees  should keep in mind the limitations  on their  personal  securities  trading  imposed  by this Code when
contemplating   such  an   investment   strategy.   Engaging  in  naked  options
transactions on the basis of material non-public information is prohibited. (See
Appendix A, Policy Statement Concerning Insider Trading Prohibitions.)

D. Exempted Transactions

Rule 1: Involuntary Transactions

Transactions  that are  involuntary on the part of a Putnam  employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.

COMMENTS

This  exemption  is based on  categories  of  conduct  that the  Securities  and
Exchange Commission does not consider "abusive."

o    Examples of involuntary personal securities transactions include:

     (a)  Sales out of the brokerage account of a Putnam employee as a result of a bona fide margin call, provided that withdrawal of collateral by the
          Putnam  employee  within the ten days  previous to the margin call was not a contributing factor to the margin call;

     (b)  Purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.

o    Transactions  by a trust in which the Putnam  employee  (or a member of his immediate family) holds a beneficial  interest,  but for which the employee has no  direct  or  indirect  influence  or  control  with  respect  to the selection of investments, are involuntary transactions.  In addition, these transactions  do not fall within the  definition  of  "personal  securities transactions." (See Definitions.)

                                       19

o    A good-faith  belief on the part of the  employee  that a  transaction  was involuntary will not be a defense to a violation of the Code of Ethics.  In
     the  event  of  confusion  as  to  whether  a  particular   transaction  is
     involuntary,  the  burden  is on  the  employee  to  seek a  prior  written determination of the  applicability  of this exemption.  The procedures for obtaining such a determination appear in Section VI.

o    Rule 2: Special Exemptions

Transactions that have been determined, in writing by the Code of Ethics Officer before the  transaction  occurs,  to be no more than remotely  harmful to Putnam clients  because  the  transaction  would be very  unlikely  to  affect a highly institutional  market,  or  because  the  transaction  is  clearly  not  related economically  to the  securities  to be  purchased,  sold,  or held by a  Putnam client,  are exempt from the  prohibitions set forth in Sections I.A., I.B., and
I.C.

IMPLEMENTATION

An  employee  may seek an ad hoc  exemption  under  this Rule by  following  the procedures in Section VI.

COMMENTS

o    This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider "abusive."

o    The burden is on the employee to seek a prior  written  determination  that the proposed  transaction  meets the  standards for an ad hoc exemption set forth in this Rule.

                                       20

Section II -- Additional Special Rules for Personal Securities Transactions

A. Access Persons and Certain Investment Professionals

Access  Persons  include all  investment  professionals  and other  employees as defined on page 1.

Rule 1: 90-Day Short-Term Rule

Access Persons may not sell a security at a profit within 90 days of purchase or buy a security at a price below which he or she sold it within the past 90 days.

EXCEPTION

None, unless prior written approval from the Code of Ethics Officer is obtained.
Exceptions may be granted on a case-by-case  basis when no abuse is involved and the equities of the  situation  support an exemption.  For example,  although an
Access Person may buy a stock as a long-term investment,  that stock may have to be sold involuntarily due to unforeseen activity such as a merger.

IMPLEMENTATION

A. The 90-Day  Short-Term Rule applies to all Access Persons,  as defined in the
Definitions section of the Code.

B.  Calculation  of  whether  there has been a profit is based  upon the  market prices of the securities.  The calculation  includes commissions and other sales charges.

C. As an example,  an Access Person would not be permitted to sell a security at
$12 that he  purchased  within the prior 90 days for $10.  Similarly,  an Access
Person  would not be  permitted  to purchase a security at $10 that she had sold within the prior 90 days for $12.

COMMENTS

o    The  prohibition  against  short-term  trading profits by Access Persons is
     designed   to  minimize   the   possibility   that  they  will   capitalize
     inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.

o    Although Chief Investment  Officers,  portfolio managers,  and analysts may sell  securities  at a profit within 90 days of purchase in order to comply with the  requirements  of the 7-Day  Rule  applicable  to them  (described below),  the profit will have to be disgorged to charity under the terms of the 7-Day Rule.

B. Certain Investment Professionals

Rule 2: 7-Day Rule

(a)  Portfolio   Managers:   Before  a  portfolio  manager  (including  a  Chief
     Investment  Officer with respect to an account he manages)  places an order to buy a security for any Putnam client portfolio that he manages,  he must sell that security or related derivative security if he has purchased it in his personal account within the preceding seven calendar days.

(b)  Analysts:   Before  an   analyst   makes  a  purchase   or  an   outperform
     recommendation  for a security  (including  designation  of a security  for inclusion in the  portfolio  of Putnam

                                       21

     Research Fund), he must sell that security or related  derivative  security if he has purchased it in his personal  account within the preceding  seven calendar days.

COMMENTS

o    This  Rule  applies  to  portfolio  managers  (including  Chief  Investment
     Officers  with  respect to accounts  they  manage) in  connection  with any purchase,  no matter  how  small,  in any  client  account  managed by that portfolio manager or CIO (even so-called "clone accounts").  In particular, it should be noted  that the  requirements  of this  Rule also  apply  with respect  to  purchases  in client  accounts,  including  "clone  accounts,"
     resulting from "cash flows." To comply with the  requirements of this Rule, it is the  responsibility  of each portfolio  manager or CIO to be aware of the placement of all orders for purchases of a security by client  accounts that he or she  manages  for seven  days  following  the  purchase  of that security for his or her personal account.

o    An  investment  professional  who must sell  securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit resulting from the sale.  The recipient  charity will be chosen by the Code of Ethics Officer.

o    This  Rule is  designed  to avoid  even the  appearance  of a  conflict  of interest between an investment  professional and a Putnam client. A greater burden  is placed  on these  professionals  given  their  positions  in the organization.  Transactions  executed for the employee's  personal  account must be  conducted  in a manner  consistent  with the Code of Ethics and in such a manner as to avoid any actual or  perceived  conflict of interest or any abuse of the employee's position of trust and responsibility.

o    "Portfolio  manager" is used in this Section as a functional  label, and is intended  to cover any  employee  with  authority  to  authorize a trade on behalf of a Putnam  client,  whether or not such  employee  bears the title
     "portfolio manager." "Analyst" is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.

Rule 3: Blackout Rule

(a)  Portfolio  Managers:  No  portfolio  manager  (including  Chief  Investment
Officers with respect to accounts they manage)  shall:  (i) sell any security or related  derivative  security for her personal account until seven calendar days have  elapsed  since  the most  recent  purchase  of that  security  or  related derivative security by any Putnam client portfolio she manages or co-manages; or
(ii)  purchase  any  security or related  derivative  security  for her personal account  until seven  calendar  days have elapsed  since the most recent sale of that security or related  derivative  security from any Putnam client  portfolio that she manages or co-manages.

(b)  Analysts:  No analyst  shall:  (i) sell any security or related  derivative security for his personal  account until seven  calendar days have elapsed since his most recent buy or  outperform  recommendation  for that security or related derivative  security  (including  designation of a security for inclusion in the portfolio of Putnam  Research  Fund);  or (ii)  purchase any security or related derivative  security for his personal  account  until seven  calendar  days have elapsed  since his most  recent  sell or  underperform  recommendation  for that security or related  derivative  security  (including  the removal of a security from the portfolio of Putnam Research Fund).

                                       22

COMMENTS

o    This  Rule  applies  to  portfolio  managers  (including  Chief  Investment
     Officers  with  respect to accounts  they  manage) in  connection  with any purchase,  no matter  how  small,  in any  client  account  managed by that portfolio manager or CIO (even clone accounts). In particular, it should be noted  that the  requirements  of this  rule also  apply  with  respect  to transactions in client accounts,  including clone accounts,  resulting from cash flows.  In order to comply with the  requirements  of this Rule, it is the  responsibility  of each  portfolio  manager and CIO to be aware of all transactions  in a security by client  accounts that he or she manages that took place within the seven days  preceding a transaction  in that security for his or her personal account.

o    This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal  investment  conduct that appears to be counter to the investment  strategy she is pursuing or  recommending on behalf of a Putnam client.

Rule 4: Contra-Trading Rule

     (a)  Portfolio  Managers:   No  portfolio  manager  shall,   without  prior
          clearance  and  written  approval,  sell out of his  personal  account securities or related derivative  securities held in any Putnam client portfolio that he manages or co-manages.

     (b)  Chief Investment Officers:  No Chief Investment Officer shall, without prior clearance and written approval, sell out of his personal account securities or related derivative  securities held in any Putnam client portfolio managed in his investment group.

IMPLEMENTATION

A. Individuals Authorized to Give Approval.  Prior to engaging in any such sale, a portfolio  manager  shall seek written  approval of the proposed  sale. In the case of a portfolio  manager,  prior written approval of the proposed sale shall be  obtained  from a Chief  Investment  Officer  to whom he  reports  or, in his absence,  another Chief  Investment  Officer.  In the case of a Chief Investment
Officer,  prior  written  approval of the proposed  sale shall be obtained  from another Chief Investment  Officer.  In addition to the foregoing,  prior written approval must also be obtained from the Code of Ethics Officer.

B. Contents of Written Approval. In every instance, use either the attached form of written  approval known as "Appendix C" in this Booklet or such other form as the Code of Ethics  Officer  shall  designate.  The written  approval  should be signed by the Chief  Investment  Officer  giving  approval  and dated  when such approval  was given,  and shall  state,  briefly,  the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager or Chief
Investment  Officer  was  deemed  inappropriate  for the Putnam  client  account controlled  by the  individual  seeking  to  engage in the  transaction  for his personal  account.  Such written  approval shall be sent by the Chief Investment
Officer  approving  the  transaction  to the  Code of  Ethics  Officer,  for her approval,  within 24 hours or as promptly  as  circumstances  permit.  Approvals obtained after a transaction has been completed, or while it is in process, will not satisfy the requirements of this Rule.

COMMENT

This  Rule,  like  Rule 3 of this  section,  is  designed  to  prevent  a Putnam portfolio manager from engaging in personal  investment  conduct that appears to be counter to the investment  strategy that he is pursuing on behalf of a Putnam client.

                                       23

Rule 5: No Personal Benefit

No portfolio  manager  shall cause,  and no analyst  shall  recommend,  a Putnam client to take action for the  portfolio  manager's  or  analyst's  own personal benefit.

COMMENTS

o    A portfolio manager who trades in, or an analyst who recommends, particular securities  for a Putnam  client  account in order to support  the price of securities  in his personal  account,  or who "front runs" a Putnam  client order is in violation of this Rule.  Portfolio managers and analysts should be  aware  that  this  Rule is not  limited  to  personal  transactions  in securities (as that word is defined in the  Definitions  section).  Thus, a portfolio  manager or analyst  who front runs a Putnam  client  purchase or sale of  obligations  of the U.S.  government is in violation of this Rule.
     U.S. government obligations are excluded from the definition of security.

o    This Rule is not limited to instances  when a portfolio  manager or analyst has malicious  intent. It also prohibits conduct that creates an appearance of  impropriety.  Portfolio  managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior  written  determination  from the Code of Ethics  Officer,  using the procedures described in Section VI.

                                       24

Section III -- General Rules for All Employees

Rule 1: Compliance with All Laws, Regulations, and Policies

All  employees  must  comply with  applicable  laws and  regulations  as well as company policies.  This includes tax, anti-trust,  political  contribution,  and international  boycott  laws.  In addition,  no employee at Putnam may engage in fraudulent conduct of any kind.

COMMENTS

o    Putnam may report to the appropriate  legal  authorities  conduct by Putnam employees that violates this Rule.

o    It should also be noted that the U.S.  Foreign Corrupt  Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S.
     governmental official,  political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam's obtaining or retaining business.

Rule 2: Conflicts of Interest

No Putnam  employee  shall  conduct  herself in a manner that is contrary to the interests of, or in competition with, Putnam or a Putnam client, or that creates an actual or apparent conflict of interest with a Putnam client.

COMMENTS

o    This Rule is designed to recognize the  fundamental  principle  that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.

o    It is expected  that a Putnam  employee who becomes  aware of an investment opportunity  that she  believes  is suitable  for a Putnam  client whom she services  will present it to the  appropriate  portfolio  manager  prior to taking advantage of the opportunity herself.

Rule 3: Gifts and Entertainment Policy

No  Putnam   employee   shall  accept   anything  of  material  value  from  any
broker-dealer, financial institution, corporation, or other entity; any existing or  prospective  supplier of goods or services with a business  relationship  to
Putnam; or any company or other entity whose securities are held in or are being considered as  investments  for the Putnam funds,  or any other client  account.
Included are gifts, favors,  preferential  treatment,  special arrangements,  or access to special events.

COMMENTS

This Rule is intended to permit the acceptance of only proper types of customary and limited business amenities.

A Putnam employee may not, under any  circumstances,  accept anything that could create the appearance of a conflict of interest. For example,  acceptance of any consideration  is  prohibited  if it would create the  appearance of a reward or inducement for conducting  Putnam business either with the person  providing the gift or his employer.

IMPLEMENTATION

A. Gifts.  An employee may not accept gifts with an aggregate value of more than
$100 in any year from any one source,  i.e., entity or firm. Any Putnam employee who is offered  or

                                       25

receives an item  exceeding $100 in value must report the details to the Code of
Ethics  Officer  and  surrender  or return  the gift.  Any  entertainment  event provided to an employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit.

B.  Entertainment.  Putnam's rules are designed to permit  reasonable,  ordinary business  entertainment,  but  prohibit  any  events  that may be  perceived  as extravagant or that involve lavish expenditures.

1.   Occasional lunches,  dinners,  cocktail parties,  or comparable  gatherings conducted  for business  purposes are  permitted.

     For  example,   occasional  attendance  at  group  functions  sponsored  by sell-side firms is permitted  where the function  relates to investments or other business  activity.  Occasional  attendance at these functions is not required  to be counted  against  the limits  described  in section  (B)(2)
     below.

2.   Other  entertainment  events,  such as sporting  events,  theater,  movies, concerts, or other forms of entertainment  conducted for business purposes, are permitted only under the following conditions:

     (i)  The host must be present for the event.

     (ii) The  location of the event must be in the  metropolitan  area in which
          the  office  of  the  employee  is  located.   For  wholesalers,   the
          wholesaler's   entire  territory  is  considered  to  be  his  or  her
          metropolitan area.

     (iii) Spouses or other  family  members of the  employee may not attend the entertainment  event or any meals  before  or after the  entertainment event.

     (iv) The value of the  entertainment event provided to the employee may not exceed $200, not including the value of any meals that may be provided to the employee before or after the event.

          Acceptance of entertainment events that have a market value materially exceeding the face value of the  entertainment,  which  includes,  for example,  attendance at sporting event playoff  games,  is prohibited.
          This  prohibition  applies  even if the face  value of  tickets to the events is $200 or less or if the Putnam employee offers to pay for the tickets.  If  there  is any  ambiguity  about  whether  to  accept  an entertainment event in these circumstances, please consult the Code of
          Ethics Officer.

     (v)  The employee may not accept  entertainment events under this provision in  section  (B)(2)  more  than six times a year and not more than two times in any year from any single source.

     (vi) The Code of Ethics Officer may grant  exceptions  to these rules.  For example,  it may be appropriate for an employee attending a legitimate conference  in a  location  away from the  office to attend a business entertainment event in that location.  All exceptions must be approved in advance by written request to the Code of Ethics Officer.

3.   Any employee  participating in meals or entertainment  under the provisions in  sections  (B)(1) or (B)(2)  above must  report the meal or event in PTA within 20 business days (events are subject to the limits of section (B)(2)
     above).  However,  the reporting  rules do not apply if meals or events are part of the regular program at an investment conference,  i.e., open to all participants.

                                       26

     Planned  absences,  i.e.,  vacations,  leaves  (other than certain  medical leaves)  or  business  trips,  are not valid  excuses  for  providing  late reports.  Failure  to meet the  deadline  violates  the  Code's  rule,  and sanctions may be imposed.

                                       27

C.   The following items are prohibited:

1.   Any entertainment  event attendance that would reflect badly on Putnam as a firm of the highest fiduciary and ethical  standards.  For example,  events involving adult entertainment or gambling must be avoided.

2.   Entertainment involving travel away from the metropolitan area in which the employee  is  located.  Even if an  exception  is granted as  discussed  in section  (B)(2)(vi)  above,  payment  by a  third  party  of  the  cost  of transportation  to a location  outside the  employee's  metropolitan  area, lodging while in another location,  and any meals not specifically approved by the Code of Ethics officer are prohibited.

3.   Personal  loans to a Putnam  employee  on terms more  favorable  than those generally available for comparable credit standing and collateral.

4.   Preferential   brokerage  or   underwriting   commissions   or  spreads  or
     allocations  of shares  or  interests  in an  investment  for the  personal account of a Putnam employee.

D. As with any of the provisions of the Code of Ethics,  a sincere belief by the employee that he was acting in  accordance  with the  requirements  of this Rule will not satisfy his obligations under the Rule.  Therefore,  an employee who is in doubt  concerning  the  propriety  of any gift or favor  should  seek a prior written  determination  from the Code of Ethics Officer,  as provided in Section
VI.C.

E. No Putnam  employee  may solicit any gift or  entertainment  from any person, even if the gift or entertainment, if unsolicited, would be permitted.

F. The Rule does not  prohibit  employees  on  business  travel from using local transportation  and  arrangements  customarily  supplied  by  brokers or similar entities. For example, it is customary for brokers in developing markets to make local transportation  arrangements.  These arrangements are permitted so long as the expenses of lodging and air travel are paid by Putnam.

G. Putnam Retail Management (PRM) employees are subject to additional  Financial
Industry  Regulatory  Authority (FINRA) rules on gifts and entertainment,  which can be found in the PRM Compliance Manual.

Rule 4: Anti-bribery/Kickback Policy

No  Putnam   employee  shall  pay,  offer,  or  commit  to  pay  any  amount  of consideration  that might be, or appear to be, a bribe or kickback in connection with Putnam's business.

COMMENT

Although  the  Rule  does  not  specifically  address  political   contributions
(described  in Rule 5),  Putnam  employees  should be aware  that it is  against corporate  policy to use company assets to fund political  contributions  of any sort,  even where such  contributions  may be legal.  No Putnam  employee should offer or agree to make any political contributions  (including political dinners and similar fundraisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.

                                       28

Rule 5: Political Activities, Contributions, Solicitations, and Lobbying Policy

A. Corporate Contributions.  Political activities of corporations such as Putnam are highly regulated,  and corporate political contributions are prohibited.  No corporate  assets,  funds,  facilities,  or personnel may be used to benefit any
candidate,   campaign,  political  party,  or  political  committee,   including
contributions made in connection with fundraisers.

1.   If  employees  anticipate  that  any  corporate  funds or  assets  (such as corporate  facilities  or  personnel)  may be used in  connection  with any political volunteer activity,  they must obtain pre-approval from the Chief
     Compliance Officer.

2.   Employees  should not seek or  approve  reimbursement  from  Putnam for any political contribution expenses. Any contributions for which employees seek reimbursement  from Putnam are considered  contributions  by Putnam and are subject to the corporate political contribution requirements.

B.  Personal   Contributions.   Employees   have  the  right  to  make  personal
contributions.  However,  if employees  choose to  participate  in the political process,  they must do so as individuals,  not as  representatives of Putnam. In certain limited circumstances,  individual  contributions may raise issues under applicable laws  regulating  political  contributions  to public  officials,  or candidates for official positions, who could be in a position to hire Putnam. As a result, the following rules apply to individual contributions by employees.

1.   Prior to making any political  contribution to a person or entity with whom
     Putnam has a current or proposed business relationship,  or who can make or influence  decisions to engage Putnam to provide  services,  employees must pre-clear the proposed contribution with the Chief Compliance Officer.

2.   Employees may not make contributions to candidates or elected officials for the  following  offices  without  prior  written  approval  from the  Chief
     Compliance Officer:

     o    State or local offices in California, New Jersey, Ohio, West Virginia, or Pennsylvania

     o    State Treasurer in Connecticut or Vermont

     o    Any public office in the City of Houston

o    Contributions by certain PRM employees to Ohio officials and candidates are also  subject to Putnam's  Municipal  Securities  Rulemaking  Board  (MSRB)
     Political Contribution Policy.

C.  Government  Official.  Employees must obtain  pre-approval  from the Code of
Ethics  Officer or the Deputy Code of Ethics Officer prior to providing any gift
(including meals, entertainment,  transportation,  or lodging) to any government official or employee.

D. Lobbying.  Federal and state law imposes limits and registration requirements on efforts by individuals  and companies to influence the passage of legislation or to obtain business from governments. Accordingly, Putnam employees should not engage in any lobbying activities without approval from the Legal and Compliance
Department.  Lobbying does not include  solicitation  of  investment  management business  through the  ordinary  course of  business,  such as  responding  to a
Request For Proposal (RFP).

     For additional detail on entertainment  and lobbying of elected  officials, please  refer  to the  State  Regulation  Governing  Meals,  Entertainment,
     Gifts-- Lobbying Policy found on the Chief Compliance  Officer's Compliance site via  Putnam's  intranet  home page at  http://intranet  or contact the
     Legal and Compliance Department.

                                       29

COMMENTS

o    Putnam has established a political  action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political  contribution  must be directed to Putnam's  Legal and Compliance  Department.

o    This Rule prohibits solicitation on personal letterhead by Putnam employees except as approved by the Code of Ethics Officer.

o    Certain officers and employees of Putnam Retail  Management (PRM) and other employees involved in Putnam's College Advantage Section 529 Plan with Ohio
     Tuition  Trust   Authority  are  subject  to  special  rules  on  political contributions.  For  questions  on  these  requirements,  please  call  the
     Director of Compliance for PRM.

Rule 6: Confidentiality of Putnam Business Information

No unauthorized disclosure may be made by any employee or former employee of any trade  secrets  or  proprietary  information  of Putnam  or of any  confidential information.  No information  regarding any Putnam client  portfolio,  actual or proposed  securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam  organization  unless doing so has a valid business purpose and is in accord with relevant procedures established by Putnam relating to such disclosures.

COMMENT

All information about Putnam and Putnam clients is strictly confidential. Putnam research  information  should not be disclosed without proper approval and never for personal gain.

Rule 7: Positions Outside Putnam

No Putnam  employee  shall serve as employee,  officer,  director,  trustee,  or general  partner of a  corporation  or entity other than Putnam,  without  prior written  approval  of the  Code  of  Ethics  Officer.  Requests  for a role at a publicly  traded  company are especially  disfavored  and are closely  reviewed.
Permission will be granted only in extenuating circumstances.  (See also Section
IV, Rule 5.)

IMPLEMENTATION

A. All employees must provide a written request  seeking  approval from the Code of Ethics  Officer  if they  wish to serve as an  employee,  officer,  director, trustee,  or general  partner of a corporation or entity other than Putnam.  The details of the  position  outside  Putnam  must be  disclosed  in PTA.  Click on
Certifications/Disclosures/Positions    Outside    Putnam/start/complete    each
question/click Submit. A determination will be sent via e-mail.

B.  FINRA-licensed  employees  under PRM also  have an  obligation  to  disclose outside positions, new or terminated, in PTA as well.

C. Upon hire,  all employees  who also hold an outside  position must complete a disclosure request in PTA to continue to hold the position.

EXCEPTION

Charitable or Non-profit  Exception.  Putnam  employees may serve as an officer, director,  or trustee of a charitable or  not-for-profit  institution,  provided that the employee  abides by the Code of Ethics and the Policy  Statements  with respect to any investment  activity for which she has any discretion or input as officer,  director, or trustee. The pre-clearance and reporting  requirements of the Code of Ethics do not apply to the trading  activities of such charitable or not-for-profit  institutions  for  which  an  employee  serves  as  an  officer, director,

                                       30

or  trustee  unless  the  employee  is  responsible  for  day-to-day   portfolio
management of the account.

COMMENTS

o    This Rule is designed to ensure that Putnam  cannot be deemed an  affiliate of any issuer of  securities by virtue of service by one of its officers or employees as director or trustee.

o    Positions  with  public  companies  are  especially  problematic  and  will normally not be approved.

o    Certain  charitable  or  not-for-profit  institutions  have assets (such as endowment funds or employee benefit plans) that require prudent investment.
     To the extent that a Putnam  employee  (because of her position as officer, director,  or trustee of an outside entity) is charged with  responsibility to invest such assets prudently, she may not be able to discharge that duty while  simultaneously  abiding  by the spirit of the Code of Ethics and the
     Policy  Statements.  Employees  are  cautioned  that they should not accept service as an officer,  director,  or trustee of an outside  charitable  or not-for-profit  entity where such  investment  responsibility  is involved, without  seriously  considering  their ability to discharge their fiduciary duties with respect to such investments.

Rule 8: Role as Trustee or Fiduciary Outside of Putnam Investments

No Putnam employee shall serve as a trustee,  an executor,  a custodian,  or any other  fiduciary,  or as an  investment  advisor or  counselor  for any  account outside Putnam.

EXCEPTIONS

A. Charitable or Religious Exception.  Putnam employees may serve as a fiduciary with respect to a religious or charitable  trust or  foundation,  so long as the employee  abides by the spirit of the Code of Ethics  and the Policy  Statements with respect to any  investment  activity  over which he has any  discretion  or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading  activities  of such a  religious  or  charitable  trust or
foundation   unless  the  employee  is  responsible  for  day-to-day   portfolio
management of the account.

B. Family Trust or Estate  Exception.  Putnam employees may serve as a fiduciary with respect to a family trust or estate,  as long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment  activity over which he has any discretion.

COMMENT

The roles  permissible  under  this Rule may carry with them the  obligation  to invest assets  prudently.  Once again,  Putnam employees are cautioned that they may not be able to fulfill  their  duties in that respect  while  abiding by the
Code of Ethics and the Policy Statements.

Rule 9: Investment Clubs

No Putnam employee may be a member of any investment club.

COMMENT

This Rule guards  against the danger that a Putnam  employee may be in violation of the Code of Ethics  and the  Policy  Statements  by  virtue  of his  personal securities  transactions  in or  through  an  entity  that is not  bound  by the restrictions  imposed by this Code of Ethics and the Policy  Statements.  Please note that this  restriction  also applies to the spouse of a

                                       31

Putnam  employee  and any  relatives  of a Putnam  employee  living  in the same household  as the  employee,  as their  transactions  are covered by the Code of
Ethics. (See pages 1 and 6.)

Rule 10: Business Negotiations for Putnam Investments

No Putnam employee may become involved in a personal  capacity in  consultations or negotiations for corporate financing, acquisitions, or other transactions for outside companies (whether or not held by any Putnam client),  nor negotiate nor accept a fee in connection  with these  activities  without  obtaining the prior written permission of the Chief Executive Officer of Putnam Investments.

Rule 11: Accurate Records

No employee  may create,  alter,  or destroy (or  participate  in the  creation, alteration,  or destruction of) any record that is intended to mislead anyone or to conceal  anything  that is, or is  reasonably  believed to be,  improper.  In addition, all employees responsible for the preparation, filing, or distribution of any regulatory filings or public communications must ensure that such filings or communications are timely, complete, fair, accurate, and understandable.

COMMENTS

o    In many  cases,  this is not only a matter of company  policy  and  ethical behavior but also  required by law.  Our books and records must  accurately reflect the  transactions  represented and their true nature.  For example, records  must be  accurate as to the  recipient  of all  payments;  expense items, including personal expense reports, must accurately reflect the true nature of the expense.  No unrecorded fund or asset shall be established or maintained for any reason.

o    All  financial  books  and  records  must be  prepared  and  maintained  in accordance  with  generally  accepted  accounting  principles  and Putnam's existing accounting controls, to the extent applicable.

Rule 12: Family Members' Conflict Policy

No employee or member of an employee's immediate family shall have any direct or indirect personal financial interests in companies that do business with Putnam, unless such  interest is disclosed  and approved by the Code of Ethics  Officer.
Investment  holdings in public  companies  that are not material to the employee are  excluded  from this  prohibition.  The Code  also  provides  more  detailed supplemental rules to address potential conflicts of interests that may arise if members of  employees'  families  are closely  involved in doing  business  with
Putnam.

Corporate  Purchase of Goods and  Services -- Putnam will not acquire  goods and services  from  any firm in which a member  of an  employee's  immediate  family serves as the sales  representative  in a senior  management  capacity or has an ownership interest with the supplier firm (excluding normal investment  holdings in public companies) without permission from the Director of Procurement and the
Code of Ethics  Officer.  Any  employee  who is aware of a proposal  to purchase goods and  services  from a firm at which a member of the  employee's  immediate family meets one of the previously mentioned conditions must notify the Director of Procurement and the Code of Ethics Officer.

Portfolio  Trading -- Putnam will not allocate any trades for a portfolio to any firm  that  employs  a  member  of an  employee's  immediate  family  as a sales representative to Putnam (in a primary,  secondary,  or backup role). Any Putnam employee  who  is  aware  that an

                                       32

immediate  family member serves as a  broker-dealer's  sales  representative  to
Putnam should inform the Code of Ethics Officer.  Definition of Immediate Family
(specific to Rule 12) -- "Immediate  family" of an employee  means (1) spouse or domestic  partner  of the  employee,  (2) any  child,  sibling,  or parent of an employee and any person married to a child,  sibling,  or parent of an employee, and (3) any other person who lives in the same household as the employee.

Rule 13: Affiliated Entities

Non-Putnam  affiliates  (NPAs),  listed  below  in  the  last  comment,  provide investment advisory services. No employee shall:

(a)  Directly  or  indirectly  seek to  influence  the  purchase,  retention  or disposition of, or exercise of voting consent,  approval, or similar rights with  respect to any  portfolio  security in any account or fund advised by the NPA and not by Putnam;

(b)  Transmit any information  regarding the purchase,  retention or disposition of, or  exercise  of voting,  consent,  approval,  or similar  rights  with respect to any portfolio security held in a Putnam or NPA client account to any personnel of the NPA;

(c)  Transmit  any  trade  secrets,  proprietary  information,  or  confidential information  of  Putnam  to the NPA  unless  doing so has a valid  business purpose and is in accord with any relevant procedures established by Putnam relating to such disclosures;

(d)  Use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA; or

(e)  Breach any duty of loyalty to the NPA derived from the  employee's  service as a director or officer of the NPA.

COMMENTS

o    Sections  (a) and (b) of the  Rule are  designed  to help  ensure  that the portfolio  holdings  of Putnam  clients  and clients of the NPA need not be aggregated for purposes of determining  beneficial  ownership under Section
     13(d)  of  the  Securities   Exchange  Act  or  applicable   regulatory  or
     contractual  investment  restrictions  that  incorporate such definition of beneficial  ownership.  Persons who serve as  directors or officers of both
     Putnam and an NPA should take care to avoid even inadvertent  violations of
     Section (b).  Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular  investment  product or strategy in a manner that is not  directed at any specific  securities.  Sections (a) and (b) do not apply when a Putnam  affiliate  serves as an advisor or  sub-advisor to the NPA or one of its  products,  in which case normal  Putnam  aggregation rules apply.

o    As a  separate  entity,  any NPA may have  trade  secrets  or  confidential information that it would not choose to share with Putnam. This choice must be respected.

o    When Putnam  employees  serve as directors or officers of an NPA,  they are subject to common law duties of loyalty to the NPA,  despite  their  Putnam employment. In general, this means that when performing their duties as NPA directors  or officers,  they must act in the best  interest of the NPA and its shareholders.  Putnam's Legal and Compliance

                                       33

     Department  will assist any Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her  responsibilities to the NPA.

o    Entities that are currently non-Putnam  affiliates within the scope of this
     Rule  are:  Nissay  Asset  Management  Co.,  Ltd.,  LP and  PanAgora  Asset
     Management, Inc. ("PanAgora").

o    Putnam and  PanAgora  also  maintain  an  information  barrier  between the investment  professionals  of each  organization  regarding  investment and trading information.

Rule 14: Computer Systems and Network Use Policy

No employee  shall use  computers,  the  Internet,  e-mail,  instant  messaging, phones,  fax machines  and/or the mail service in a manner that is  inconsistent with their use as set forth in Putnam's  Employee  Handbook.  No employee  shall introduce  a  computer  virus or  computer  code  that may  result  in damage to
Putnam's information or computer systems.

All Putnam  business  must be conducted on Putnam  e-mail and instant  messaging accounts in order to comply with regulatory and  record-retention  requirements.
Conducting Putnam-related business through personal accounts such as Yahoo, AOL,
Hotmail, etc., is prohibited.

COMMENT

Putnam's  policy  statements  relating  to these  matters are  contained  in the
Computer  System  and  Network  Responsibilities  section  within  the  Employee
Handbook.  The online Employee  Handbook is also available  directly on Putnam's intranet site at: http://intranet/employee_handbook.

Rule 15: CFA Institute Code of Ethics and Standards of Professional Conduct

All employees  must follow and abide by the spirit of the Code of Ethics and the
Standards  of  Professional  Conduct of the CFA  Institute.  The text of the CFA
Institute Code of Ethics and Standards of Professional  Conduct are set forth in
Appendix D.

Rule 16: Privacy Policy

Except as provided below,  no employee may disclose to any outside  organization or person any  non-public  personal  information  about any  individual who is a current or former  shareholder  of any Putnam retail or  institutional  fund, or current or former client of a Putnam  company.  All  employees  shall follow the security  procedures  as  established  from time to time by a Putnam  company to protect the confidentiality of all shareholder and client account information.

Except as Putnam's Legal and Compliance  Department may expressly authorize,  no employee shall collect any non-public  personal  information about a prospective or current  shareholder  of a Putnam fund or  prospective or current client of a
Putnam  company,  other than through an account  application  (or  corresponding information  provided  by  the  shareholder's  financial  representative)  or in connection  with  executing  shareholder or client  transactions,  nor shall any information be collected  other than the  following:  name,  address,  telephone number,  date of birth,  Social Security  number,  and investment,  broker,  and transaction information.

EXCEPTIONS

A. Putnam  Employees.  Non-public  personal  information  may be  disclosed to a
Putnam  employee in  connection  with  processing  transactions  or  maintaining accounts for  shareholders of a Putnam fund and clients of a Putnam company,  to the extent that access to such  information  is necessary to the  performance of that employee's job functions.

                                       34

B.  Shareholder  Consent  Exception.  Non-public  personal  information  about a shareholder's or client's  account may be provided to a non-Putnam  organization at the specific  request of the shareholder or client or with the  shareholder's or client's prior written consent.

C.  Broker  or  Advisor  Exception.  Non-public  personal  information  about  a shareholder's  or  client's  account may be  provided  to the  shareholder's  or client's broker of record.

D. Third-Party Service Provider Exception.  Non-public personal  information may be disclosed to a service  provider that is not affiliated with a Putnam fund or
Putnam company only when such  disclosure is necessary for the service  provider to perform the  specific  services  contracted  for, and only (a) if the service provider executes Putnam's standard  confidentiality  agreement, or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Legal and Compliance Department.  Examples of such service providers include proxy  solicitors and proxy vote  tabulators,  mail  services,  and providers of other administrative services, and Information Services Division consultants who have access to non-public personal information.

COMMENTS

o    Non-public   personal   information  is  any  information  that  personally
     identifies a shareholder of a Putnam fund or client of a Putnam company and is not derived from publicly available sources. This privacy policy applies to shareholders or clients who are individuals, not institutions.  However, as a general matter, all information that we receive about a shareholder of a  Putnam  fund  or  client  of  a  Putnam  company  shall  be  treated  as confidential.  No employee may sell or  otherwise  provide  shareholder  or client lists or any other  information  relating to a shareholder or client to any marketing organization.

o    All  Putnam   employees  with  access  to  shareholder  or  client  account information  must be  trained in and follow  Putnam's  security  procedures designed to safeguard that information from  unauthorized use. For example, a telephone  representative must be trained in and follow Putnam's security
     procedures  to  verify  the  identity  of  a  caller   requesting   account
     information.

o    Any questions  regarding this privacy policy should be directed to Putnam's
     Legal and Compliance Department. A violation of this policy will be subject to the sanctions imposed for violations of Putnam's Code of Ethics.

o    Employees  must report any violation of this policy or any possible  breach of the  confidentiality  of  client  information,  whether  intentional  or accidental,  to the managing director in charge of the employee's  business unit.  Managing  directors who are notified of such a violation or possible breach must  immediately  report it in writing to Putnam's Chief Compliance
     Officer and, in the event of a breach of computerized data,  Putnam's Chief
     Technology Officer.

Rule 17: Anti-money Laundering Policy

No employee may engage in any money laundering  activity or facilitate any money laundering activity through the use of any Putnam account or client account. Any situations  giving rise to a suspicion  that attempted  money  laundering may be occurring in any account must be reported  immediately to the managing  director in charge of the employee's  business unit.  Managing directors who are notified of such a suspicion of money laundering  activity must immediately  report it in writing to Putnam's Chief Compliance Officer and Chief Financial Officer.

                                       35

Rule 18: Record Retention

All employees must comply with the record retention  requirements  applicable to the  business  unit.  Employees  should  check with their  managers or the Chief
Administrative  Officer of their  division to  determine  what record  retention requirements apply to their business unit.

For PIL employees,  the Code of Ethics incorporates any relevant requirements of the U.K. regulator,  the Financial Services Authority (FSA), and will be amended from time to time to reflect any U.K. regulatory changes as required.

                                       36

Section IV -- Reporting Requirements

Reporting of Personal Securities Transactions

o    Rule 1: Broker Confirmations and Statements

Each  Putnam  employee  shall  ensure  that  copies  of  all  confirmations  for securities  transactions for personal brokerage accounts,  and brokerage account statements  are sent to the  Legal  and  Compliance  Department  Code of  Ethics
Administrator.  (For the  purpose of this Rule,  securities  shall also  include
ETFs, futures, and other derivatives on broad-based market indexes excluded from the  pre-clearance  requirement.)  Statements and confirmations are required for
Putnam funds not held at Putnam or in a Putnam  retirement  plan, as well as for
U.S. mutual funds  sub-advised by Putnam.

Putnam  employees must disclose their  brokerage  accounts in the PTA system and complete all required information, which will facilitate the instructions to the broker.

IMPLEMENTATION

A. Putnam  employees should contact the Code of Ethics  Administrator  for a 407 letter  instructing  the broker to mail copies of  confirmations  and statements directly to Putnam.  It is the employees'  responsibility  to follow up with the broker on a reasonable basis to ensure that instructions are being followed.

B. Upon hire and within a designated time frame,  Putnam  employees are required to establish their broker profiles in PTA.

C.  Specific  procedures  apply to  employees  of PIL.  Employees  of PIL should contact the London Code of Ethics Administrator.

D.  Failure  of a  broker-dealer  to comply  with the  instructions  of a Putnam employee to send confirmations and statements shall be a violation by the Putnam employee of this Rule. Similarly, failure by an employee to report the existence of a personal  account  and,  if the  account is opened  after  joining  Putnam, failure to obtain  proper  authorization  to  establish  the account  shall be a violation of this Rule.

E. Statements and  confirmations  must also be sent for members of an employee's immediate  family,  including  statements from a family  member's  401(k)/Profit
Sharing Plan at another employer.

F. Employees are not required to provide broker confirmations and statements for
MMC  transactions  in Putnam's  401(k)/Profit  Sharing and Stock  Purchase  Plan
accounts because we rely on internal reporting.

COMMENTS

o    Transactions for personal accounts are defined broadly to include more than transactions in accounts under an employee's own name. (See Definitions.)

o    Statements  and  confirmations  are required  for all  personal  securities transactions, whether or not exempted or excepted by this Code.

o    To  the  extent  that a  Putnam  employee  has  investment  authority  over securities transactions of a family trust or estate, confirmations of those transactions  must also be made,  unless the  employee has received a prior written exception from the Code of Ethics Officer.

                                       37

Rule 2: Access Person -- Quarterly Transaction Report

Every Access Person shall file a quarterly  report within fifteen  calendar days of the end of each quarter,  recording all purchases and sales of securities for personal  accounts as defined in the  Definitions  section.  (For the purpose of this Rule,  reportable  "securities" also include  exchange-traded funds (ETFs), futures, and any option on a security or securities index, including broad-based market indexes excluded from the pre-clearance requirement,  and transactions in
Putnam  open-end funds if the account for the Putnam funds is not held at Putnam or in a  Putnam  retirement  plan  and for  transactions  in U.S.  mutual  funds sub-advised by Putnam.)

IMPLEMENTATION

It is mandatory that all Access Persons file a quarterly  transaction  report in the PTA online system.  The form shall contain a  representation  that employees have complied fully with all provisions of the Code of Ethics.

The date for each  transaction  required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.

Planned absences,  i.e., vacations,  leaves (other than certain medical leaves), or business trips, are not valid excuses for providing late reports.  Failure to meet the deadline violates the Code's rules and sanctions may be imposed.

COMMENT

If the  requirement  to file a quarterly  report  applies to you and you fail to report within the required  15-day period,  monetary fines or harsher  sanctions will be imposed.  It is the  responsibility  of the employee to request an early report if he has knowledge of a planned absence, i.e., vacation,  business trip, or leave.

Rule 3: Access Person -- Initial/Annual Holdings Report

Access Persons must disclose their personal  securities  holdings in the Code of
Ethics monitoring system,  PTA, upon commencement of employment (within ten days of hire) and thereafter on an annual basis. These SEC requirements are mandatory and designed to facilitate the monitoring of personal  securities  transactions.
Putnam's Code of Ethics Administrator  provides Access Persons with instructions regarding  their  submissions  and  certifications  of  these  reports  in  PTA.

Non-Access  Persons must disclose  their  brokerage  accounts  within 30 days of hire.

Rule 4: Certifications

All employees are required to submit a certification  in PTA annually  attesting to compliance with all of the conditions of the Code of Ethics.

Rule 5: Positions Outside Putnam

The  details  of a  position  outside  Putnam  must be  disclosed  in PTA  under
Certifications/Disclosures/Positions Outside Putnam. (See Section III, Rule 7.)

Rule 6: Business Ethics

If a Putnam  employee  suspects that  fraudulent,  illegal,  or other  irregular activity  (including  violations  of the Code of Ethics)  might be  occurring at
Putnam, the activity should be reported  immediately to the managing director in charge of that employee's  business unit. Managing directors who are notified of any such  activity  must  immediately  report it in  writing to  Putnam's  Chief
Financial Officer and Putnam's Chief Compliance Officer.

                                       38

An  employee  who does not  feel  comfortable  reporting  this  activity  to the managing director may instead contact the Chief Compliance  Officer,  the Putnam
Ethics hotline at 1-808-475-4210, or Putnam's Ombudsman.

Rule 7: Ombudsman

Putnam has  established  the office of the corporate  ombudsman as a resource to help  employees  address  legal or ethical  issues in the workplace and to allow employees to voice concerns or seek clarity on issues.  The Ombudsman provides a
confidential,   independent,  and  impartial  source  to  employees  to  discuss potential violations of law or of company standards without fear of retribution, and serves as a neutral party with no vested  interest in a particular  outcome.
The  Ombudsman  is  available  on an  anonymous  basis by calling  1-866-ombuds7
(866-662-8377) or by calling 1-617-760-8897.

                                       39

Section V -- Education Requirements

Every  Putnam  employee  has an  obligation  to fully  understand  the rules and requirements of the Code of Ethics.

Rule 1: Distribution of Code

A copy of the Code of Ethics will be  distributed  to every  Putnam  employee at least  annually.  All Access  Persons will be required to certify  annually that they have read,  understood,  and will comply with the provisions of the Code of
Ethics,  including  the  Code's  Policy  Statement  Concerning  Insider  Trading
Prohibitions.

Rule 2: Annual Training Requirement

Every employee will be required to complete  training on Putnam's Code of Ethics on an annual basis.

                                       40

Section VI -- Compliance and Appeal Procedures

A. Restricted List

No  employee  may  engage in a personal  securities  transaction  without  prior clearance.

B. Consultation of Restricted List

It is the  responsibility  of each employee to pre-clear  through PTA or consult with  the  Code  of  Ethics  Administrator,  prior  to  engaging  in a  personal securities transaction,  to determine if the security he proposes to trade is on the  Restricted  List and,  if so,  whether it is subject to the  Large-/Mid-Cap
Exemption.

C. Request for Determination

An  employee  who has a question  concerning  the  applicability  of the Code of
Ethics to a particular  situation shall request a determination from the Code of
Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.

If the question pertains to a personal securities transaction, the request shall state for whose account the  transaction is proposed,  the  relationship of that account to the employee,  the security proposed to be traded, the proposed price and quantity,  the entity with whom the transaction  will take place (if known), and any other  information  or  circumstances  of the trade  that  could  have a bearing on the Code of Ethics Officer's determination.  If the question pertains
to  other  conduct,   the  request  for  determination   shall  give  sufficient
information  about the proposed  conduct to assist the Code of Ethics Officer in ascertaining  the  applicability  of the Code.  In every  instance,  the Code of
Ethics Officer may request additional  information,  and may decline to render a determination if the information provided is insufficient.

The Code of Ethics  Officer  shall make every  effort to render a  determination promptly.  No  perceived  ambiguity  in the  Code of  Ethics  shall  excuse  any violation.  Any person who  believes  the Code to be  ambiguous  in a particular situation should request a determination from the Code of Ethics Officer.

D. Request for Ad Hoc Exemption

Any employee who wishes to obtain an ad hoc exemption  under Section I.D.,  Rule
2, should  request  from the Code of Ethics  Officer an  exemption in writing in advance of the conduct or  transaction  sought to be exempted.  In the case of a personal securities transaction,  the request for an ad hoc exemption shall give
the  same  information   about  the  transaction   required  in  a  request  for
determination  under Section VI.C.,  and should state why the proposed  personal securities  transaction  would be  unlikely  to  affect  a highly  institutional market,  or is unrelated  economically  to securities to be purchased,  sold, or held by any Putnam client. In the case of other conduct,  the request shall give information  sufficient for the Code of Ethics Officer to ascertain  whether the conduct raises questions of propriety or conflict of interest, real or apparent.

The Code of Ethics Officer shall make  reasonable  efforts to promptly  render a written determination concerning the request for an ad hoc exemption.

                                       41

E. Appeal to Code of Ethics Officer with Respect to Restricted List

If an  employee  ascertains  that a  security  that he  wishes  to trade for his personal  account  appears on the Restricted  List, and thus the  transaction is prohibited,  he may  appeal  the  prohibition  to the Code of Ethics  Officer by submitting a written  memorandum  containing  the same  information  as would be required in a request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.

F. Information Concerning Identity of Compliance Personnel

The names of Code of Ethics  personnel are available by contacting the Legal and
Compliance Department and will be published on Putnam's intranet site.

                                       42

Section VII -- Sanctions

Sanction Guidelines

The Code of Ethics  Oversight  Committee is  responsible  for setting  sanctions policies for violating the Code. The Committee has adopted the following minimum monetary sanctions for violations of the Code. These sanctions apply even if the exception results from  inadvertence  rather than intentional  misbehavior.  The
Code of Ethics Officer is authorized to impose the minimum sanction on employees without further  Committee action.  However,  the sanctions noted below are only minimums and the  Committee  reserves the right to impose  additional  sanctions such as higher monetary sanctions,  trading bans, suspension,  or termination of employment as it determines to be appropriate.

A. The minimum  sanction per violation of the following Rules is disgorgement of any profits or payment of avoided losses and the following payments:

Section I.A., Rule 1 (Pre-clearance and Restricted List)
Section I.B., Rule 1 (Short selling) Section I.B., Rule 2 (IPOs)
Section I.B., Rule 3 (Private Placements)
Section I.B., Rule 4 (Trading with Inside Information)
Section I.B., Rules 6-8 (Holding and Trading of Putnam Funds)
Section II, Rule 2 (7-Day Rule)
Section II, Rule 3 (Blackout Rule)
Section II, Rule 4 (Contra-Trading Rule)
Section II, Rule 5 (Trading for Personal Benefit)

---------------------------- --------------- ------------------ ----------------
Officer Level                SMD/MD          SVP/VP             AVP/non-officer
---------------------------- --------------- ------------------ ----------------
1st violation                $500            $250               $50
---------------------------- --------------- ------------------ ----------------
2nd violation                $1,000          $500               $100
---------------------------- ---------------------------------------------------
3rd violation                Minimum monetary sanction as above with ban on all
                             new personal individual investments.
---------------------------- ---------------------------------------------------

B. The minimum sanction for violations of all other Rules in the Code is as follows:
----------------------------- ------------ ------------------- -----------------
Officer Level                 SMD/MD       SVP/VP              AVP/non-officer
----------------------------- ------------ ------------------- -----------------
1st violation                 $100         $50                 $25
----------------------------- ------------ ------------------- -----------------
Subsequent violation          $200         $100                $50
----------------------------- ------------ ------------------- -----------------

The  reference  period  for  determining  whether  a  violation  is  initial  or subsequent will be five years.

                                       43

NOTE

The  Committee's  belief  that an  employee  has  violated  the  Code of  Ethics intentionally  will  result  in  more  severe  sanctions  than  outlined  in the guidelines  above. The Code of Ethics Oversight  Committee  retains the right to increase or decrease the  sanctions  for a particular  violation in light of the circumstances.

                                       44

Appendix A -- Insider Trading Prohibitions Policy Statement

Putnam has always  forbidden  trading by its  employees  on material  non-public information  (inside  information).  Tough  federal laws make it  important  for
Putnam  to state  that  prohibition  in the  strongest  possible  terms,  and to establish,  maintain, and enforce written policies and procedures to prevent the use of material non-public information.

Unlawful  trading  while in  possession  of inside  information  can be a crime.
Federal  law  provides  that  an  individual  convicted  of  trading  on  inside information  may go to jail for a  period  of  time.  There is also  significant monetary liability for an inside trader; the Securities and Exchange  Commission can seek a court  order  requiring a violator  to pay back  profits,  as well as
penalties   substantially  greater  than  those  profits.  In  addition  private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only subject to liability.  In certain cases,  controlling persons of inside traders, including supervisors of inside traders or Putnam itself, can be liable for large penalties.

Section  I.  of  this  Policy  Statement   contains  rules   concerning   inside
information.  Section II.  contains a discussion  of what  constitutes  unlawful insider trading.

Neither material non-public  information nor unlawful insider trading is easy to define. Section II. of this Policy Statement gives a general overview of the law in this area. However,  the legal issues are complex and must be resolved by the
Code of Ethics  Officer.  If an  employee  has any doubt as to  whether  she has received  material  non-public  information,  she must  consult with the Code of
Ethics Officer prior to using that  information in connection  with the purchase or sale of a security  for his own account or the account of any Putnam  client, or  communicating  the  information to others.  A simple rule of thumb is if you think the  information is not available to the public at large,  do not disclose it to  others  and do not  trade  securities  to which  the  inside  information relates.

An employee  aware of, or in possession  of, inside  information  must report it immediately to the Code of Ethics Officer.  If an employee has failed to consult the Code of Ethics  Officer,  Putnam will not excuse  employee  misuse of inside information on the grounds that the employee  claims to have been confused about this Policy Statement or the nature of the information in his possession.

If Putnam  determines,  in its sole  discretion,  that an employee has failed to abide  by this  Policy  Statement,  or has  engaged  in  conduct  that  raises a
significant   question  concerning  insider  trading,  he  will  be  subject  to disciplinary action, including termination of employment.

There are no exceptions to this policy statement, and no one is exempt.

                                       45

Appendix A -- Definitions: Insider Trading

Code of Ethics  Administrator  The  individual  designated by the Code of Ethics
Officer to assume responsibility for day-to-day, nondiscretionary administration of this Policy Statement. The Code of Ethics Administrator is Laura Rose.

Code  of  Ethics   Officer  The  Putnam   officer  who  has  been  assigned  the
responsibility  of  enforcing  and  interpreting  this Code.  The Code of Ethics
Officer  shall be the  Chief  Compliance  Officer  or such  other  person  as is designated by the Chief Executive Officer of Putnam Investments.  If the Code of
Ethics  Officer is  unavailable,  the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Bob Leveille. The Deputy Code of Ethics
Officer is Kathleen Griffin.

Immediate family Spouse,  domestic partner,  minor children,  or other relatives living in the same  household  as the  Putnam  employee.  Purchase  or sale of a security Any  acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.

Putnam  Any or all of Putnam Investments Trust, and its subsidiaries, any one of which shall be a Putnam company.

Putnam client  Any client of the Putnam mutual funds, or any advisory, trust, or other client for whom Putnam  manages money.  Putnam  employee (or employee) Any employee of Putnam.

Security   Anything  defined as  a security under federal law. The term includes any type of  equity  or debt  security,  any  interest  in a  business  trust or partnership,  and any  rights  relating  to a  security,  such  as put and  call options,  warrants,  convertible securities,  and securities indexes. (Note: The definition of security in this Insider  Trading  Prohibitions  Policy  Statement varies  significantly  from  that  in the  Code  of  Ethics.  For  example,  the definition in this Policy Statement  specifically includes all securities of any type.)

Transaction  for  a  personal  account  (or  personal  securities   transaction)
Securities  transactions:  (a) for the personal account of any employee; (b) for the account of a member of the  immediate  family of any  employee;  (c) for the account of a partnership in which a Putnam  employee or immediate  family member is a domestic partner with investment discretion; (d) for the account of a trust in  which a Putnam  employee  or  immediate  family  member  is a  trustee  with investment  discretion;  (e) for the account of a closely  held  corporation  in which a Putnam employee or immediate family member holds shares and for which he has investment  discretion;  and (f ) for any account other than a Putnam client account  that  receives  investment  advice  of any sort  from the  employee  or immediate family member,  or as to which the employee or immediate family member has investment  discretion.  Officers and employees of PIL must also consult the relevant  procedures on compliance  with U.K.  insider  dealing  legislation set forth in PIL's Compliance Manual.

                                       46

Appendix A -- Section I: Rules Concerning Inside Information

Rule 1: Inside Information

No Putnam  employee  shall  purchase or sell any  security  listed on the Inside
Information  List (the Red List) either for his personal account or for a Putnam client.

IMPLEMENTATION

When an  employee  seeks  clearance  in the PTA system  for a personal  security transaction that is on the Red List, the request will be denied via a message in the PTA system.

COMMENT

This Rule is designed to prohibit  any employee  from  trading a security  while
Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this
Rule.

Rule 2: Material Non-public Information

No Putnam  employee shall  purchase or sell any security,  either for a personal account or for the account of a Putnam  client,  while in possession of material non-public information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.

IMPLEMENTATION

In order to obtain  prior  written  approval  of the Code of Ethics  Officer,  a
Putnam employee should follow the reporting steps prescribed in Rule 3.

COMMENTS

o    Rule 1 concerns the conduct of an employee when Putnam  possesses  material non-public  information.  Rule 2 concerns  the conduct of an  employee  who herself possesses material non-public  information about a security that is not yet on the Red List.

o    If an employee has any question as to whether  information she possesses is material and/or non-public information, she must contact the Code of Ethics
     Officer  immediately  in  accordance  with  Rule 3 prior to  purchasing  or selling  any  security  related to the  information  or  communicating  the information  to  others.  The Code of Ethics  Officer  shall  have the sole authority to determine what constitutes material non-public information for the purposes of this Policy Statement.

Rule 3: Reporting of Material Non-public Information

Any  Putnam  employee  who  believes  he is  aware of or has  received  material non-public  information  concerning  a security or an issuer  shall  immediately report the information to the Code of Ethics Officer,  the Deputy Code of Ethics
Officer or, in his or her absence,  a lawyer in the Putnam Legal and  Compliance
Department  and to no one else.  After  reporting  the  information,  the Putnam employee  shall  comply  strictly  with Rule 2 by not  trading  in the  security without the prior written  approval of the Code of Ethics  Officer and shall (a)
take precautions to ensure the continued  confidentiality of the information and
(b) refrain from communicating the information in question to any person.

                                       47

IMPLEMENTATION

A. An employee must communicate any potential material non-public information to the Code of Ethics  Officer  in a way  designed  to  prevent  the spread of such information  and  must do so  prior to  purchasing  or  selling  a  security  or communicating  the  information  to  others.  Once  the  employee  has  reported potential  material  non-public  information to the Code of Ethics Officer,  the
Code of Ethics  Officer  will  evaluate  whether  such  information  constitutes material  non-public  information,  and  whether a duty exists that makes use of such information  improper.  If the Code of Ethics Officer determines either (a)
that  the  information  is not  material  or is  public  or (b)  that use of the information  is  proper,  he  will  issue a  written  approval  to the  employee specifically authorizing trading while in possession of the information,  if the employee so  requests.  If the Code of Ethics  Officer  determines  (a) that the information may be non-public and material and (b) that use of such  information may be  improper,  he  will  place  the  security  that is the  subject  of such information on the Red List.

B. An employee who reports  potential  inside  information to the Code of Ethics
Officer  should  expect that the Code of Ethics  Officer  will need  significant information,  and time to  gather  such  information,  to make  the  evaluation, including  information  about (a) the manner in which the employee  acquired the information  and (b) the  identity  of  individuals  to whom  the  employee  has revealed the  information,  or who have otherwise  learned the  information.  In appropriate  situations,  the Code of Ethics  Officer  will  normally  place the affected  security or securities  on the Red List pending the  completion of his evaluation.

C. If an employee  possesses  documents,  disks, or other  materials  containing potential inside  information,  the employee must take precautions to ensure the confidentiality  of the information in question.  Those precautions  include (a)
putting  documents  containing  such  information  out of the  view of a  casual observer,  and (b) securing  files  containing  such  documents or ensuring that computer files reflecting such information are secure from viewing by others.

D. The PTA system will automatically  reject requests to pre-clear a purchase or sale of securities of any of the following Putnam affiliates:  Great-West Lifeco
Inc.,  Power  Financial  Corporation,  Power  Corporation  of  Canada,  and  IGM
Financial Inc. Any employee  wishing to place a trade in one of these companies'
securities  must contact the Code of Ethics Officer or the Deputy Code of Ethics
Officer to request manual  approval of the  pre-clearance  request.  An employee requesting such approval must certify that he or she is not in possession of any material  non-public  information  regarding  the  company in which he or she is seeking to place a trade. The decision whether or not to grant the pre-clearance request is in the sole  discretion of the Code of Ethics  Officer and the Deputy
Code of Ethics  Officer.  The Code of Ethics  Officer  and Deputy Code of Ethics
Officer  will  reject  any such  request  for  pre-clearance  made by members of
Putnam's  Executive Board and certain  members of the Chief Financial  Officer's staff  from the end of each  calendar  quarter  to the date of  announcement  of
Great-West Lifeco Inc.'s earnings for such quarter.

                                       48

Appendix A -- Section II: Overview of Insider Trading

Introduction

This section of the Policy  Statement  provides  guidelines  for employees as to what may constitute inside information. It is possible that in the course of her employment,  an employee  may receive  inside  information.  No employee  should
misuse  that  information,   either  by  trading  for  her  own  account  or  by
communicating the information to others.

What constitutes unlawful insider trading?

The basic  definition  of  unlawful  insider  trading  is  trading  on  material non-public information (also called inside information) by an individual who has a duty not to take  advantage of the  information.  The following  sections help explain the definition.

What is material information?

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information is material.  Information  is material if a reasonable  person would attach  importance to the  information in determining  his course of action with respect to a security. Information that is reasonably likely to affect the price of a  company's  securities  is  material,  but  effect on price is not the sole
criterion  for  determining  materiality.   Information  that  employees  should
consider material  includes,  but is not limited to, dividend changes,  earnings estimates,  changes in previously released earnings  estimates,  reorganization, recapitalization,  asset  sales,  plans to  commence a tender  offer,  merger or acquisition  proposals or  agreements,  major  litigation,  liquidity  problems, significant contracts, and extraordinary management developments.

Material  information  does not have to  relate  to a  company's  business.  For example,  a court considered as material certain  information about the contents of a forthcoming  newspaper  column that was expected to affect the market price of a security.  In that case, a reporter  for the Wall Street  Journal was found criminally  liable for  disclosing  to others the dates that  reports on various companies would appear in the Journal's "Heard on the Street" column and whether those reports would be favorable or not.

What is non-public information?

Information is non-public  until it has been  effectively  communicated  to, and sufficient  opportunity  has existed for it to be absorbed by, the  marketplace.
One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and
Exchange  Commission,  or  appearing  in Dow  Jones,  Reuters,  the Wall  Street
Journal,  or other  publications  of  general  circulation  would be  considered public.

Who has a duty not to "take advantage" of inside information?

Unlawful insider trading occurs only if there is a duty not to take advantage of material non-public  information.  When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, are fact-specific,  and must be answered by a lawyer. If you have any doubt, err on the side of caution.

Insiders  and  Temporary  Insiders  Corporate  insiders  have a duty not to take advantage of inside  information.  The concept of insider is broad.  It includes officers, directors, and

                                       49

employees of a corporation.  In addition, a person can be a temporary insider if she enters into a special confidential relationship with a corporation and, as a result, is given access to information  concerning the corporation's  affairs. A temporary insider can include, among others, accounting firms, consulting firms, law  firms,  banks,  and the  employees  of  such  organizations.  Putnam  would generally  be a temporary  insider of a  corporation  it advises or for which it performs other services,  because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.

EXAMPLE

An  investment   advisor  to  the  pension  fund  of  a  large  publicly  traded corporation,  Acme,  Inc.,  learns from an Acme  employee  that Acme will not be making the minimum required annual contribution to the pension fund because of a serious  downturn in Acme's  financial  situation.  The information  conveyed is material and non-public.

COMMENT

Neither the investment advisor, its employees,  nor its clients can trade on the basis of that  information,  because the  investment  advisor and its  employees could be considered temporary insiders of Acme.

Misappropriators  Certain  people who are not insiders (or  temporary  insiders)
also  have a duty not to  deceptively  take  advantage  of  inside  information.
Included in this category is an individual who misappropriates (or takes for his own use) material  non-public  information in violation of a duty owed either to the corporation that is the subject of inside  information or some other entity.
Such a  misappropriator  can be held liable if he trades while in  possession of that material non-public information.

EXAMPLE

The Chief  Investment  Officer of Acme, Inc., is aware of Acme's plans to engage in a hostile takeover of Profit,  Inc. The proposed hostile takeover is material and non-public.

COMMENT

The Chief  Investment  Officer of Acme cannot trade in Profit,  Inc.'s stock for his  own  account.  Even  though  he  owes  no  duty  to  Profit,  Inc.,  or its shareholders,  he owes a duty to Acme not to take  advantage of the  information about the proposed hostile takeover by using it for his personal benefit.

Tippers and  Tippees A person (the  tippee)  who  receives  material  non-public information  from an insider or  misappropriator  (the tipper) has a duty not to trade while in possession of that  information if he knew, or should have known, that the information  was provided by the tipper for an improper  purpose and in breach of a duty owed by the tipper. In this context,  it is an improper purpose for a person to provide such information for personal benefit.

EXAMPLE

The Chief Executive  Officer of Acme, Inc., tells his daughter that negotiations concerning a previously announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, non-public. The daughter sells her shares of Acme.

COMMENT

The father is a tipper because he has a duty to Acme and its shareholders not to take advantage of the information concerning the breakdown of negotiations,  and he has  conveyed  the  information  for an improper  purpose.  The daughter is a tippee and is liable for

                                       50

trading on inside  information  because she knew, or should have known, that her father was conveying the information to her for his personal  benefit,  and that her father had a duty not to take advantage of Acme information.

A person can be a tippee even if he did not learn the information  directly from the tipper, but learned it from a previous tippee.

EXAMPLE

An employee of a law firm that works on mergers and acquisitions  learns at work about impending acquisitions.  She tells her friend and her friend's stockbroker about the upcoming  acquisitions on a regular basis.  The stockbroker  tells the brother of a client on a regular basis, who in turn tells two friends,  A and B.
A  and  B  buy  shares  of  the  companies  being  acquired  before  the  public announcement of the acquisition, and regularly profit from such purchases. A and
B do not know the employee of the law firm. They do not, however,  ask about the source of the information.

COMMENT

A and B, although they have never heard of the tipper,  are tippees because they did not  ask  about  the  source  of the  information,  even  though  they  were experienced  investors,  and were aware that the "tips" they  received from this particular source were accurate.

Who can be liable for insider trading?

The categories of individuals  discussed above  (insiders,  temporary  insiders, misappropriators, or tippees) can be liable if they trade while in possession of material non-public information.

In  addition,  individuals  other  than  those  who  actually  trade  on  inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty, and (b) the recipient of the information (the tippee) traded while in possession of the information.

Most importantly,  a controlling  person can be liable if the controlling person knew or recklessly disregarded the fact that the controlled person was likely to engage in misuse of inside  information and failed to take appropriate  steps to prevent  it.  Putnam is a  controlling  person of its  employees.  In  addition,
certain   supervisors  may  be  controlling  persons  of  those  employees  they supervise.

EXAMPLE

A supervisor  of an analyst  learns that the analyst has,  over a long period of time,  secretly  received  material inside  information from Acme,  Inc.'s Chief
Investment  Officer.  The  supervisor  learns  that the analyst has engaged in a number  of  trades  for  his  personal  account  on  the  basis  of  the  inside information. The supervisor takes no action.

COMMENT

Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange  Commission for a civil penalty of up to three times the amount of the analyst's profit.

Penalties for insider trading

Penalties  for misuse of inside  information  are severe,  both for  individuals involved in such unlawful conduct and their employers. A person who violates the insider  trading  laws can be

                                       51

subject  to some or all of the  types of  penalties  below,  even if he does not personally benefit from the violation. Penalties include:

o    Jail sentences, criminal monetary penalties

o    Injunctions  permanently  preventing  an  individual  from  working  in the securities industry

o    Injunctions  ordering an  individual  to  disgorge  profits  obtained  from unlawful insider trading

o    Civil  penalties  substantially  greater  than the  profit  gained  or loss avoided by the trader,  even if the  individual  paying the penalty did not trade or did not benefit personally

o    Civil penalties for the employer or other controlling person

o    Damages in the amount of actual losses  suffered by other  participants  in the market for the security at issue

Regardless of whether  penalties or money  damages are sought by others,  Putnam will take whatever action it deems appropriate,  including dismissal,  if Putnam determines,  in its sole discretion,  that an employee appears to have committed any violation of this Policy  Statement,  or to have engaged in any conduct that raises  significant  questions  about whether an insider  trading  violation has occurred.

                                       52

Appendix  B -- Policy Statement  Regarding  Employee  Trades in Shares of Putnam
Closed-End Funds

Pre-clearance

Any purchase or sale of Putnam  closed-end fund shares by a Putnam employee must be pre-cleared.  A list of the closed-end funds can be obtained from the Code of
Ethics Administrator.

Reporting

Employees   must  direct  their  brokers  to  provide  to  the  Code  of  Ethics
Administrator duplicate confirmations and statements of all purchases and sales.
If you are an access person required to file a quarterly  report of all personal securities transactions,  you must include all purchases and sales of closed-end fund shares.

Special Rules Applicable to Managing Directors of Putnam Investment  Management,
LLC,  Executive  Board,  and  officers of the Putnam  Funds Please be aware that managing  directors of Putnam Investment  Management,  LLC, Executive Board, the
investment  manager of the Putnam mutual funds,  Putnam Executive Board members, and  officers of the Putnam  Funds will not receive  clearance  to engage in any combination of purchase and sale, or sale and purchase, of the shares of a given closed-end fund within six months of each other. Therefore,  purchases should be made only if you intend to hold the  shares  more than six  months;  no sales of fund shares should be made if you intend to purchase  additional  shares of that same fund within six months.  Certain  forms are also  required to be filed with the Securities and Exchange Commission in connection with purchases and sales of
Putnam   closed-end   funds.  You  will  be  notified  by  the  Code  of  Ethics
Administrator  if this applies to you. Please contact the Code of Ethics Officer
Administrator for further information.

                                       53

Appendix C -- Contra-Trading Rule Clearance Form

To: Code of Ethics Officer

From:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------

Re: Sale of Personal Security
--------------------------------------------------------------------------------

This serves as prior written approval to sell the following personal security:

Name of portfolio manager contemplating personal sale:
--------------------------------------------------------------------------------

Security to be sold:
--------------------------------------------------------------------------------

Number of shares to be sold:
--------------------------------------------------------------------------------

Fund(s) holding security:
--------------------------------------------------------------------------------

Number of shares held by fund:
--------------------------------------------------------------------------------

Reason for the personal sale:
--------------------------------------------------------------------------------

Specify the reason why the sale is inappropriate for fund:
--------------------------------------------------------------------------------

(Please attach additional sheets if necessary.)

CIO approval:                                                     Date:
--------------------------------------------------------------------------------

Code of Ethics Officer/
Deputy Code of Ethics Officer approval:                                Date:
--------------------------------------------------------------------------------

                                       54

Appendix D -- CFA Institute Code of Ethics and Standards of Professional Conduct

The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and
Standards) are fundamental to CFA Institute's  values and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to  maintaining  the  public's  trust in  financial  markets and in the investment profession.

Since their  creation in the 1960s,  the Code and  Standards  have  promoted the integrity  of CFA  Institute  members  and served as a model for  measuring  the ethics  of  investment  professionals  globally,  regardless  of  job  function, cultural differences,  or local laws and regulations.  All CFA Institute members
(including holders of the Chartered  Financial  Analyst(R) (CFA(R)) designation)
and CFA  candidates  must abide by the Code and Standards and are  encouraged to
notify  their  employer  of  this  responsibility.   Violations  may  result  in
disciplinary  sanctions by CFA  Institute.  Sanctions can include  revocation of membership,  candidacy  in the  CFA  Program,  and  the  right  to use  the  CFA designation.

The Code of Ethics

Members of CFA  Institute  (including  Chartered  Financial  Analyst(R) (CFA(R))
charterholders)   and   candidates  for  the  CFA   designation   ("Members  and
Candidates") must:

o    Act with integrity,  competence,  diligence, and respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the  investment  profession,  and other  participants  in the global capital markets.

o    Place the  integrity  of the  investment  profession  and the  interests of clients above their own personal interests.

o    Use reasonable  care and exercise  independent  professional  judgment when conducting investment analysis, making investment  recommendations,  taking investment actions, and engaging in other professional activities.

o    Practice and  encourage  others to practice in a  professional  and ethical manner that will reflect credit on themselves and the profession.

o    Promote the integrity of, and uphold the rules governing, capital markets.

o    Maintain and improve their  professional  competence and strive to maintain and improve the competence of other investment professionals.

Standards of Professional Conduct

I. PROFESSIONALISM

A. Knowledge of the Law.  Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of
Ethics and  Standards of  Professional  Conduct) of any  government,  regulatory organization,  licensing  agency,  or professional  association  governing their professional activities.  In the event of conflict,  Members and Candidates must comply with the more strict law,  rule, or  regulation.  Members and  Candidates must  not  knowingly  participate  or  assist  in and must  dissociate  from any violation of such laws, rules, or regulations.

                                       55

B. Independence and Objectivity. Members and Candidates must use reasonable care and  judgment to achieve and  maintain  independence  and  objectivity  in their professional  activities.  Members and Candidates  must not offer,  solicit,  or accept any gift, benefit,  compensation,  or consideration that reasonably could be expected to compromise their own or another's independence and objectivity.

C.  Misrepresentation.  Members  and  Candidates  must  not  knowingly  make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

D.  Misconduct.  Members  and  Candidates  must not  engage in any  professional conduct involving dishonesty,  fraud, or deceit, or commit any act that reflects adversely on their professional reputation, integrity, or competence.

II. INTEGRITY OF CAPITAL MARKETS

A. Material Non-public Information.  Members and Candidates who possess material non-public information that could affect the value of an investment must not act or cause others to act on the information.

B. Market Manipulation. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III. DUTIES TO CLIENTS

A. Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise  prudent  judgment.
Members and Candidates must act for the benefit of their clients and place their
clients'   interests  before  their  employer's  or  their  own  interests.   In
relationships  with clients,  Members and Candidates  must determine  applicable fiduciary  duty and must comply with such duty to persons and  interests to whom it is owed.

B. Fair Dealing.  Members and Candidates must deal fairly and  objectively  with
all   clients   when   providing   investment   analysis,    making   investment
recommendations,  taking investment  action,  or engaging in other  professional activities.

C. Suitability.

1. When Members and  Candidates are in an advisory  relationship  with a client, they must:

a) Make a reasonable inquiry into a client's or prospective  clients' investment experience,  risk and return  objectives,  and  financial  constraints  prior to making any  investment  recommendation  or taking  investment  action,  and must reassess and update this information regularly.

b) Determine that an investment is suitable to the client's financial  situation and consistent with the client's written objectives,  mandates,  and constraints before making an investment recommendation or taking investment action.

c) Judge the  suitability  of  investments  in the context of the client's total portfolio.

2. When Members and  Candidates  are  responsible  for managing a portfolio to a
specific   mandate,   strategy,   or  style,  they  must  only  make  investment
recommendations  or take investment  actions that are consistent with the stated
objectives and constraints of the portfolio.

D.  Performance   Presentation.   When  communicating   investment   performance
information,  Members or Candidates must make reasonable  efforts to ensure that it is fair, accurate, and complete.

                                       56

E. Preservation of Confidentiality. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

1. The  information  concerns  illegal  activities  on the part of the client or prospective client.

2. Disclosure is required by law.

3. The client or prospective client permits disclosure of the information.

IV. DUTIES TO EMPLOYERS

A. Loyalty. In matters related to their employment,  Members and Candidates must act for the  benefit of their  employer  and not deprive  their  employer of the advantage of their skills and abilities,  divulge confidential  information,  or otherwise cause harm to their employer.

B. Additional Compensation Arrangements.  Members and Candidates must not accept gifts,  benefits,  compensation,  or consideration  that competes with, or might reasonably be expected to create a conflict of interest with,  their  employer's interest unless they obtain written consent from all parties involved.

C. Responsibilities of Supervisors.  Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION

A. Diligence and Reasonable Basis. Members and Candidates must:

1. Exercise diligence,  independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

2. Have a reasonable and adequate basis,  supported by appropriate  research and investigation, for any investment analysis, recommendation, or action.

B.  Communication with Clients and Prospective  Clients.  Members and Candidates
must:

1.  Disclose to clients  and  prospective  clients the basic  format and general principles  of the  investment  processes  used to analyze  investments,  select securities,  and construct  portfolios,  and must promptly  disclose any changes that might materially affect those processes.

2. Use reasonable  judgment in identifying  which factors are important to their investment  analysis,  recommendations,  or actions and include those factors in communications with clients and prospective clients.

3.  Distinguish  between  fact and  opinion in the  presentation  of  investment analysis and recommendations.

C.  Record   Retention.   Members  and  Candidates  must  develop  and  maintain
appropriate  records  to support  their  investment  analysis,  recommendations,
actions,   and  other   investment-related   communications   with  clients  and
prospective clients.

VI. CONFLICTS OF INTEREST

A.  Disclosure  of  Conflicts.  Members and  Candidates  must make full and fair disclosure  of all matters  that could  reasonably  be expected to impair  their independence  and  objectivity  or  interfere  with  respective  duties to their clients,  prospective clients, and employer.  Members and Candidates must ensure that such  disclosures  are  prominent,  are  delivered in plain  language,  and communicate the relevant information effectively.

                                       57

B. Priority of Transactions.  Investment  transactions for clients and employers must have priority over  investment  transactions in which a Member or Candidate is the beneficial owner.

C.  Referral  Fees.  Members and  Candidates  must  disclose to their  employer,
clients,   and   prospective   clients,   as  appropriate,   any   compensation,
consideration, or benefit received by, or paid to, others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE

A. Conduct as Members and Candidates in the CFA Program.  Members and Candidates
must not engage in any conduct that  compromises  the reputation or integrity of the CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

B. Reference to the CFA  Institute,  the CFA  designation,  and the CFA Program.
When  referring  to  the  CFA  Institute,  CFA  Institute  membership,  the  CFA designation,  or candidacy in the CFA Program,  Members and Candidates  must not misrepresent  or exaggerate the meaning or implications of membership in the CFA
Institute, holding the CFA designation, or candidacy in the CFA Program.

                                       58

Appendix E -- Inducement Policy for Putnam Investments Limited (PIL) Employees

Inducements

Putnam Investments Limited has adopted the following  procedures to enable it to comply with, and demonstrate compliance with, the requirements in this area:

Gifts,  business  meals,  or  entertainment  events  that are given or  received
("inducements")  and that exceed a value  of(pound)25  (40 euros or  equivalent)
must be reported through the PTA system within 20 business days.

PIL's policy limits gifts to a value of (pound)100 (150 euros or equivalent) per item.

No limit is applied to meals  provided  such  meals are for  business  purposes, reasonable, and not lavish.

Entertainment  provided to, or received from,  suppliers  (including brokers) is limited to a value of(pound)150 (225 euros or equivalent).

When receiving or providing  entertainment to clients or potential clients,  the limit  of(pound)150 (225 euros or equivalent) may be exceeded provided that such event is for business purposes,  reasonable, and not lavish.  Pre-clearance must be obtained from the PIL Compliance Officer.

Inducements exceeding these limits should be politely declined,  explaining that
PIL's internal policies will not permit their acceptance.

There may be rare  occasions  where you are  unexpectedly  offered a gift or are entertained where the value exceeds the limits and it would be very discourteous to decline, or difficult to pay part of the bill yourself (such as in a members'
dining  club).  In these  circumstances  the gift should be handed in to the PIL
Compliance Officer, who will arrange to give it to charity, or the entertainment reported  immediately to the PIL  Compliance  Officer with an explanation of the circumstances.

Where the gift is below(pound)100 (150 euros or equivalent) or the entertainment
is   below(pound)150   (225  euros  or  equivalent)  for  any   individual,   no
pre-clearance is necessary.  Above these levels,  pre-clearance is required from the PIL  Compliance  Officer.  If you are in doubt as to whether limits might be exceeded, please err on the side of caution and seek pre-clearance.

Employees must disclose inducements in PTA where the value is above(pound)25 (40 euros or equivalent).

Inducements below(pound)25 (40 euros or equivalent), e.g., an umbrella, a casual drink, or a snack, need not be reported.  No more than six entertainment  events per year,  and no more than two events  may be  accepted  from a single  source.
Meals are not included in this limit.

Where breaches of the inducement policy occur, sanctions may apply.

Employees are required to make an annual declaration that they have reported all reportable  inducements  given  and  received,  or that  they  have not given or received any inducements during the course of the year.

Further  detailed  guidance on PIL's  Inducement  Policy is available in the PIL
Compliance Manual.

                                       59

407 Letter                                     2, 33
7-Day Rule                                 3, 19, 20
90-Day Short-Term Rule                        12, 19
Access Person
   definition                                      5
   reporting requirements for                     33
   reporting transactions/holdings                33
Ad Hoc Exemption                                  37
Affiliated Entities                               29
Analysts
   special rules                          19, 20, 21
Annual Holdings Report                        11, 34
Anti-bribery/Kickback Policy                      25
Anti-money Laundering Policy                      32
Anti-trust and other laws                         23
Appeal Procedures                                 38
Blackout Rule
   trading by portfolio managers,
      analysts, and CIOs                       3, 20
Boycott laws                                      23
Bribes                                            25
Broker accounts                                2, 33
Business ethics                                   34
CFA Institute Code of Ethics                      31
CFA Institute Code of Ethics and
   Standards of Professional Conduct              50
Chief Investment Officer
   special rules on trading                       19
Closed-end fund                    2, 5, 6, 7, 8, 48
Code of Ethics Administrator                       6
Code of Ethics Officer                             6
   Deputy Code of Ethics Officer                   6
Code of Ethics Oversight Committee     6, 13, 16, 39
Compliance and Appeal Procedures                  37
Computer and Network Use Policy                   30
Confidentiality                                1, 27
Confirmations and broker statements            2, 33
Conflicts of interest                       1, 4, 23
Contra-Trading Rule                            3, 21
   Clearance Form                                 49
Corporate purchase of goods and services          29
Corporate/political contributions.                26
Currencies                                         7
Director, prohibited to serve for another entity  27
Discretionary account                      6, 10, 12
Dividend reinvestment program                     18
Education Requirements                            36
Employees
   general rules for                              23
   personal political contributions               26
Entertainment Policy                              23
Excessive trading (over 10 trades) prohibited     16
Exchange-traded index funds (ETFs)  6, 8, 17, 33, 34
Exempted transactions                             17
Family member accounts                            15
Family Members' Conflict Policy                   29
Fiduciary                                         28
Gifts and Entertainment Policy                    23
Gifts donated as securities                       11
Good Until Canceled (GTC) Limit orders            16
Goods and services, purchasing                    29
Great-West Lifeco Inc.                  2, 8, 12, 43
Initial holdings report                           34
Initial Public Offerings (IPOs)                   12
Inside Information                         1, 43, 44
   material, non-public information           13, 42
   policy statement                               40
   sanctions for                              39, 46
Inside Information List (Red List)                42
Insider Trading
   definitions                                    41
   explanations of                                44
   liability for                                  46
   penalties for                                  46
   policy statement                               40
Investment clubs                                  28
Involuntary transactions                      11, 17
Kickback Policy                                   25
Large-/Mid-Cap Exemption                           9
Limit Orders                                      16
Linked accounts                                   15
Lobbying Policy                                   26
Market timing prohibition                         15
Marsh & McLennan (MMC) securities      8, 11, 17, 33
Material information       1, 13, 40, 42, 43, 44, 46
Naked Options                                     17
Negotiations prohibition                          28
Non-public information     1, 13, 40, 42, 43, 44, 46

                                       60

Non-Putnam affiliates (NPAs)                      29
Officer, prohibited to serve for another entity   27
Ombudsman                                         35
Options
   defined as securities                          10
   naked                                          17
Partner, prohibited to serve for another entity   27
Partnerships, covered in personal securities
   transactions                                7, 41
Personal securities transactions                   3
Personal Trading Assistant (PTA)
                      2, 6, 8, 9, 11, 24, 27, 33, 34
Political activities, contributions, lobbying     26
Portfolio managers, special rules on trading   19-22
Portfolio Trading                             21, 29
Postiions outside Putnam                      27, 34
Power Corporation of Canada             2, 8, 12, 43
Power Financial Corporation             2, 8, 12, 43
Pre-clearance                                2, 6-12
   sanctions for failure to pre-clear properly    39
Privacy Policy                                    31
Private offerings and private placement
   pre-approval                                   13
Prohibited transactions                        12-18
Putnam mutual fund restrictions            2, 14, 15
90-Day Rule                                       15
   One-Year Rule                                  15
Putnam Variable Trusts                            14
Quarterly Report of Securities Transactions    2, 33
Records
   accuracy records policy                        29
   retention policy                               32
Red List                                      42, 43
Reporting Requirements                            33
Restricted List                      7-9, 12, 37, 38
Sanctions                                         39
Shares by subscription, pre-clearance             10
Special rules for investment professionals  3, 19-22
Spread betting                                    17
Tender Offers                                     11
Trustee                            7, 14, 27, 28, 41
Trusts                                  1, 7, 14, 41
U.S. government obligations                        7
Warrants                                    7, 8, 41

One Post Office Square
Boston, Massachusetts 02109
1-617-292-1000
www.putnam.com

248344  5/08